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                            SERIES [ ]-[ ] SUPPLEMENT

                                     between

                  PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.

                                  as Depositor

                                       and

                            THE CHASE MANHATTAN BANK

                                   as Trustee

                 Receipts on Corporate Securities Trust [ ]-[ ]

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                               TABLE OF CONTENTS

                                                                            PAGE

PRELIMINARY STATEMENT.........................................................1

SECTION 1. Certain Defined Terms..............................................1

SECTION 2. Creation and Declaration of Trust; Grant of
           Underlying Securities; Acceptance by Trustee.......................4

SECTION 3. Designation........................................................4

SECTION 4. Form and Date of the Certificates..................................4

SECTION 5. Aggregate Certificate Principal Balance............................5

SECTION 6. Currency of the Certificates.......................................5

SECTION 7. Certificateholder Exchange Right...................................5

SECTION 8. Distributions......................................................5

SECTION 9. Termination of Trust...............................................7

SECTION 10.Limitation of Powers and Duties....................................8

SECTION 11.Certain Provisions of Base Trust Agreement Not Applicable..........8

SECTION 12.No Investment of Amounts Received on Underlying Securities.........8

SECTION 13.Notices............................................................8

SECTION 14.Access to Certain Documentation....................................8

SECTION 15.Ratification of Agreement..........................................8

SECTION 16.Counterparts.......................................................8

SECTION 17.Governing Law......................................................8

SECTION 18.Trustee Election...................................................9

SECTION 19.Covenant of Depositor..............................................9

EXHIBIT A  --   Form of [      ] Class Certificate
SCHEDULE 1 --   Identification of Underlying Securities



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     SERIES [ ]-[ ] SUPPLEMENT dated as of , (this "Series Supplement"), between
Prudential Securities Structured Assets, Inc., a Delaware corporation, as depositor (the "Depositor"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

     Pursuant to the Base Trust Agreement dated as of , (the "Base Trust Agreement" and, as amended and supplemented pursuant to this Series Supplement, the "Agreement"), between the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust. Section 5.13 of the Base Trust Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new series of trust certificates. Each trust certificate of such new series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such series are to be set forth in the related series supplement to the Agreement.

     Pursuant to this Series Supplement, the Depositor and the Trustee shall create and establish a new trust to be known as Receipts on Corporate Securities Trust [ ]-[ ] (the "Trust"), and a new Series of trust certificates to be issued thereby, which certificates shall be known as the Receipts on Corporate Securities, Series [ ]-[ ] (the "Certificates"), and the Depositor and the Trustee shall herein specify certain terms and conditions in respect thereof.

     The Certificates shall be issued in Classes consisting of [describe classes], subject to Section 5.16 of the Base Trust Agreement.

     On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Base Trust Agreement.

     SECTION 1. CERTAIN DEFINED TERMS. (a) All terms used in this Series Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

     (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

     ["Acceleration of Underlying Securities": The acceleration of the maturity of the Underlying Securities following the occurrence of any default (other than a Payment Default) with respect to the Underlying Securities under the Underlying Securities Indenture, and the Trustee receives notice of such acceleration, notwithstanding any subsequent rescission and annulment of such acceleration by the requisite holders of the entire series of Underlying Securities.]

     "Aggregate Certificate Principal Balance": As of any date of determination, [the aggregate principal balance of the Underlying Securities in the Trust as of such date of determination].

     ["Amortized Amount": For any Amortizing Class Certificate of $1,000 denomination, initially $1,000. On each Scheduled Distribution Date, the Amortized Amount will be reduced by the positive difference between (i) the Fixed Payment made on such Scheduled Distribution Date and (ii) interest accrued on the Certificate Principal Balance at the Amortizing Class Yield during the related Interest Accrual Period. On any Optional Redemption Date relating to a Partial Optional Redemption, the Amortized Amount shall be recalculated based on



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the remaining Underlying  Securities after such partial redemption and no effect shall be given to the allocation to principal provided for in Section 9(d) hereof.]

     "Available Funds": As of any Distribution Date, the aggregate amount received on or with respect to the Underlying Securities on or with respect to such Distribution Date.

     "Calculation Agent": The Depositor.

     "Certificates": Receipts on Corporate Securities, Series [ ]-[ ].

     "Certificateholder" or "Holder": With respect to any Certificate, the Holder thereof.

     "Certificate Principal Balance": [For any[ ] Class Certificate, a pro rata portion of the principal amount of the then outstanding Underlying Securities. For any [ ] Class Certificate, the Amortized Amount].

     "Class": The [ ] Class Certificates or [ ] Class Certificates, as the case may be.

     "Closing Date": __________.

     "Corporate Trust Office":  The Chase Manhattan Bank, _____,  _____,  _____,
Attention: _____, or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

     "Distribution Date": Any Scheduled Distribution Date, In-Kind Distribution Date, Shortened Maturity Date, or Optional Redemption Date [describe other distribution dates].

     "Distribution Ratio": With respect to a specified distribution to be made hereunder on any Distribution Date (other than a Scheduled Distribution Date), the ratio in which such distribution will be made to the holders of the [ ] Class Certificates and [ ] Class Certificates, respectively, being the same ratio as [describe ratio].

     "Excess Interest": Penalties, interest on overdue interest or other amounts paid to holders of the Underlying Securities because of late or defaulted payments on the Underlying Securities.

     "Fixed Payment": Each semiannual installment of interest and Excess Interest, if any, payable on the Underlying Securities through and including _____, _____.

     "Interest Accrual Period": With respect to any Scheduled Distribution Date, the period from and including the immediately preceding Scheduled Distribution Date (or in the case of the first Interest Accrual Period, from and including ____, _____) to but excluding the then current Scheduled Distribution Date.

     "Interest Collections": With respect to any Distribution Date, all payments received by the Trustee from the Underlying Securities Issuer with respect to the Underlying Securities immediately prior to such Distribution Date, in respect of (i) interest on the Underlying Securities and (ii) any Excess Interest.

     "Optional Redemption": A redemption of the Underlying Securities, as a whole or in part from time to time, at the option of _____ pursuant to the Underlying Securities Indenture, other than a Shortened Maturity Redemption.

     "Optional Redemption Date": The date on which an Optional Redemption occurs.

     "Partial Optional Redemption": An Optional Redemption relating to only a portion of the Underlying Securities.

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     "Payment  Default":  A default in any payment of the principal of, premium, if any, or interest on the Underlying Securities when the same becomes due and payable, and the expiration of any applicable grace period for the making of such payment.

     "Place of Distribution": [New York, New York].

     "Principal Collections": All principal payments received by the Trustee on the Underlying Securities, including the principal portion of the redemption price and the premium, if any, paid in the event of Shortened Maturity Redemption or an Optional Redemption.

     "Rating Agency": At any time after the Closing Date, the Depositor may designate one or more credit rating agencies as a "Rating Agency" for purposes of this Agreement by Depositor Order, acknowledged by the Trustee. Thereafter, references to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

     "Record Date": With respect to any Distribution Date, the [15th] day immediately preceding such Distribution Date.

     "Scheduled Distribution Date": The first day of each _____ and _____, or, if any such day is not a Business Day and a Underlying Securities Scheduled Payment Date, then the Business Day on or immediately following the Underlying Securities Scheduled Payment Date, commencing _____,_____, through and including [Scheduled Final Distribution Date]; provided, however, that payment on each Scheduled Distribution Date shall be subject to receipt of the corresponding payment of interest or principal, as applicable, on the Underlying Securities.

     "Scheduled Final Distribution Date": _______.

     "Shortened Maturity Date": A maturity date for the Underlying Securities on or before _____, _____, designated by the Underlying Securities Issuer, as a result of a Tax Event.

     "Shortened Maturity Redemption": A redemption of the Certificates in whole, but not in part, as a result of the Shortened Maturity Date occurring on or prior to _____, _____.

     "Specified Currency": [United States Dollars].

     ["Tax Event": Means that the Underlying Securities Issuer shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after _____, _____, there is more than an insubstantial increase in the risk that interest paid by the Underlying Securities Issuer on the Underlying Securities is not, or will not be, deductible, in whole or in part, by the Underlying Securities Issuer for United States federal income tax purposes.]

     "Trust": Receipts on Corporate Securities Trust [ ]-[ ].

     "Trustee": The Chase Manhattan Bank, a New York banking corporation.

     "Trust Termination Event": (a) the distribution in-kind of the Underlying Securities to the [ ] Class Certificateholders on _____, _____ (subject to
Section 8(b) hereof), (b) the payment in full of the Certificates following a Shortened Maturity Redemption, (c) an In-Kind Distribution, (d) the payment in


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full of the Certificates following an Optional Redemption,  other than a Partial
Optional Redemption, or (e) the exchange of Certificates for the last remaining Underlying Securities pursuant to Section 7. [describe other termination events, including any applicable Rule Against Perpetuities limitation]

     "Underlying Securities": The $______ aggregate principal amount of _____% [identify Underlying Securities, issued by the Underlying Securities Issuer, deposited in the Trust by the Depositor and further identified on Schedule 1 hereto.

     "Underlying Securities Indenture": The indenture dated as of _____, _____, between the Underlying Securities Issuer and the Underlying Securities Trustee, as amended from time to time.

     "Underlying Securities Issuer":__________.

     "Underlying Securities Scheduled Payment Date": The _____ day of each _____ and_____, commencing on _____, _____; provided, however, that if any Underlying Securities Scheduled Payment Date would otherwise fall on a day that is not a Business Day (as defined in the Underlying Securities Indenture), such Underlying Securities Scheduled Payment Date will be the next following day that is a Business Day (as so defined).

     "Underlying Securities Prospectus": The prospectus of the Underlying Securities Issuer, dated _____, _____, as supplemented by a supplement thereto dated _____, ____, with respect to the Underlying Securities.

     "Underlying   Securities   Trustee":   The  trustee  under  the  Underlying
Securities Indenture.

     "Voting Rights": Voting Rights will be allocated between the Classes of Certificateholders as follows: [describe allocation of voting rights].

     SECTION 2. CREATION AND DECLARATION OF TRUST; GRANT OF UNDERLYING SECURITIES; ACCEPTANCE BY TRUSTEE. (a) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Agreement, has delivered or caused to be delivered to the Trustee the Underlying Securities in exchange for the delivery to, or at the direction of the Depositor, of all of the Certificates, representing the entire beneficial interest in all of the assets of the Trust.

     (b)  The  Trustee  hereby  (i)  acknowledges  such  deposit,   pursuant  to
subsection (a) above, and receipt by it of the Underlying Securities, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 7.5 of the Agreement shall not release the Trustee from its duties herein or therein.

     SECTION 3. DESIGNATION. There is hereby created a Series of trust certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Receipts on Corporate Securities, Series [ ]-[ ]." The Certificates shall be issued in _____ Classes, consisting of the [ ] Class Certificates and the [ ] Class Certificates [identify others].

     SECTION 4. FORM AND DATE OF THE CERTIFICATES. (a) The Certificates that are executed, authenticated and delivered by the Trustee to the Depositor upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication. The Certificates and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A or Exhibit B hereto, as specified below, which are hereby incorporated in and expressly made a part of this Agreement.

     (b) The [ ] Class Certificates will be represented by one or more permanent Certificates in definitive, fully registered form in minimum denominations of


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$______ in  Certificate  Principal  Balance and integral  multiples of $_____ in excess thereof.  The [ ] Class  Certificates  will be represented by one or more
permanent   Certificates  in  definitive,   fully  registered  form  in  minimum
denominations of $_____ in Certificate Principal Balance and integral multiples of $ in excess thereof.

     SECTION 5. AGGREGATE CERTIFICATE PRINCIPAL BALANCE. The maximum Aggregate Certificate Principal Balance of the [ ] Class Certificates that may be executed, authenticated and delivered under the Agreement and this Series Supplement is $_____. The maximum Aggregate Certificate Principal Balance of the
[ ] Class Certificates that may be authenticated and delivered under the Agreement and this Series Supplement is $_____. In each case such maximum amounts shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4, 5.5 or 5.16 of the Agreement. The Certificates are issuable in the minimum denominations specified in Section 4.

     SECTION  6.  CURRENCY  OF  THE  CERTIFICATES.   All  distributions  on  the
Certificates will be made in the Specified Currency.

     SECTION 7. CERTIFICATEHOLDER EXCHANGE RIGHT. Any Holder of [ ] Class Certificates and [ ] Class Certificates may, by delivery of a notice to the Trustee substantially in the form of the Notice of Exchange attached to a Certificate (a "Notice of Exchange") not less than [30] and not more than [45] days prior to any Scheduled Distribution Date other than _____, _____, elect to exchange Certificates of both Classes for Underlying Securities on such Scheduled Distribution Date (the "Exchange Date") in accordance with this Section. In order to exercise such right, the holder shall tender to the Trustee on the Exchange Date immediately succeeding such notice both (a) [ ] Class Certificates evidencing the percentage specified in the Notice of Exchange of the Aggregate Certificate Principal Balance of all [ ] Class Certificates then outstanding and (b) [ ] Class Certificates evidencing the same percentage of the Aggregate Certificate Principal Balance of all [ ] Class Certificates then outstanding as is represented by the [ ] Class Certificates tendered pursuant to clause (a).

     Upon tender of such Certificates, duly endorsed by the Holder to the Trustee, the Trustee shall transfer to the Holder (or its designee specified in the Notice of Exchange) a principal amount of Underlying Securities comprising the same percentage of the Underlying Securities then held in the Trust as the percentage of [ ] Class Certificates and [ ] Class Certificates tendered by such Holder on such Scheduled Distribution Date, rounded down to the nearest authorized denomination of Underlying Securities. Upon such exchange, the Trustee shall cancel the tendered Certificates, provided that if the amount of Underlying Securities delivered to the Holder or its designee was rounded down in accordance with the preceding sentence, the Trustee shall issue to such Holder new Certificates of each Class evidencing percentage interests of such Class (regardless of whether such interests would otherwise be authorized denominations) equal to the amount of such Class in excess of the amount accepted for such exchange.

     The delivery of a Notice of Exchange pursuant to this Section shall be irrevocable; provided, however, that if (i) the proceeds of an Optional Redemption, Shortened Maturity Redemption or In-Kind Distribution are to be distributed on the Exchange Date to which such Notice of Exchange relates or
(ii) if prior to such Exchange Date, the Trustee gives notice to Holders that the proceeds of an Optional Redemption, Shortened Maturity Redemption or In-Kind Distribution are scheduled to be distributed on a date subsequent to such Exchange Date, such Notice of Exchange shall be automatically deemed canceled and be of no further force and effect.

     Any Holder tendering Certificates in exchange for Underlying Securities on an Exchange Date pursuant to this Section shall be entitled to receive cash distributions otherwise payable on such Certificates on such Exchange Date pursuant to Section 8(a).

     SECTION 8. DISTRIBUTIONS. (a) Not later than each Scheduled Distribution Date, the Trustee shall distribute to the Holders of the [ ] Class Certificates, to the extent of Interest Collections constituting Available Funds, an amount equal to the Fixed Payment plus any Excess Interest. Each Fixed Payment shall be allocated first to interest accrued during the related Interest Accrual Period on the then outstanding Aggregate Certificate Principal Balance of the [ ] Class


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Certificates,  with the balance of such Fixed Payment allocated to the repayment of principal in accordance  with the  amortization  schedule  attached hereto as
Schedule 2 (the "Amortization Schedule"). Any Excess Interest shall be allocated as additional interest and shall not be taken into account in the allocation of the Fixed Payment. In the event of a Partial Optional Redemption or an exchange of Certificates for Underlying Securities pursuant to Section 7, the Fixed Payment to the holders of the [ ] Class Certificates will be reduced, effective on the next Scheduled Distribution Date, pro rata with the reduction of the Underlying Securities.

     In the event that any Interest Collections are received by the Trustee after a Scheduled Distribution Date and prior to the final distribution with respect to the [ ] Class Certificate, the Trustee will distribute such Interest Collections to the holders of the [ ] Class Certificates as soon as practicable after receipt.

     (b) On _____, _____, the Trustee shall distribute the remaining Underlying Securities in kind to the [ ] Class Certificateholders; provided that if payment to the [ ] Class Certificateholders with respect to the Underlying Securities due on ,_____, _____ is not made by the Underlying Securities Issuer on such date, the Underlying Securities will not be distributed to the holders of the [ ] Class Certificates until such payment is made by the Underlying Securities Issuer or the Trustee makes an In-Kind Distribution to Certificateholders in accordance with this Agreement.

     (c) In the event of an Optional Redemption on or prior to _____, _____, the Certificates will be redeemed on the Optional Redemption Date. Such redemption shall be a redemption of the Certificates as a whole if the Optional Redemption is redemption of the Underlying Securities as a whole, and shall be a redemption of the Certificates in part, as described in the next subsection, if the Optional Redemption is a Partial Optional Redemption. In such event, the Trustee will distribute the aggregate redemption price received on the Underlying Securities on the Optional Redemption Date to the holders of the [ ] Class Certificates and the [ ] Class Certificates, respectively, on the basis of the Distribution Ratio. Such ratio will be calculated by the Calculation Agent.

     (d) In the event of a Partial Optional Redemption, the distribution of the portion of the redemption price allocable to a particular Class of Certificates pursuant to the preceding subsection shall be made on a pro rata basis among all Certificateholders of such Class. Amounts so allocated to the [ ] Class Certificates shall be allocated first to interest accrued since the start of the most recent Interest Accrual Period on the then outstanding Certificate Principal Balance of the [ ] Class Certificates, with the balance of such distribution allocated to the repayment of principal. At the close of business on the applicable Optional Redemption Date, the respective Certificate Principal Balances of the Certificates shall be reduced in accordance with definition of the term "Certificate Principal Balance."

     (e) In the event of a Shortened Maturity Redemption on or prior to the Scheduled Final Distribution Date, the Certificates shall be redeemed as a whole on the Shortened Maturity Date. In such event, the Trustee will distribute, the aggregate redemption price received on the Underlying Securities on the Shortened Maturity Date to the holders of the [ ] Class Certificates and the [ ] Class Certificates, respectively, on the basis of the Distribution Ratio. Such ratio will be calculated by the Calculation Agent.

     (f) (i) Upon receipt by the Trustee of actual notice that a Payment Default or an Acceleration of the Underlying Securities has occurred under the
     Underlying Securities Indenture on or before the Scheduled Final Distribution Date, the Trustee will make an In-Kind Distribution of the remaining Underlying Securities, pursuant to Section 3.6 of the Agreement, to the holders of the [ ] Class Certificates and the [ ] Class Certificates. The Trustee will distribute the Underlying Securities and any proceeds from liquidation thereof made pursuant to Section 3.6(b) to the holders of the [ ] Class Certificates and [ ] Class Certificates, respectively, on the basis of the Distribution Ratio as of the date of such Payment Default or Acceleration. Such ratio will be calculated by the Calculation Agent.

     (ii) Upon receipt by the Trustee of actual notice that an Underlying Securities Issuer has ceased to provide periodic information and other reports to the Commission as required by the Exchange Act , the Trustee will make an In-Kind Distribution of the Underlying Securities of such Underlying Securities Issuer, pursuant to Section 3.6 of the Agreement, to


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     the holders of the [ ] Class  Certificates and the [ ] Class  Certificates.
     The Trustee will distribute the applicable Underlying Securities and any proceeds from liquidation thereof made pursuant to Section 3.6(b) to the holders of the [ ] Class Certificates and the [ ] Class Certificates, respectively, on the basis of the Distribution Ratio as of the date specified in the applicable notice from the Depositor. Such ratio will be calculated by the Calculation Agent.

     (g) Distributions of any Purchase Price pursuant to Section 2.5 of the Agreement shall be distributed in the same ratio set forth in subsection (c) above discounted to the date on which the Purchase Price is distributed. Such distribution shall be made fifteen days after receipt of the Purchase Price.

     (h) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the related Record Date of the [ ] Class Certificates and [ ] Class Certificates, as applicable.

     (i) All distributions to Certificateholders of any Class shall be allocated pro rata among the Certificates of such Class, based on the respective Certificate Principal Balances as of the Record Date with respect to such Distribution Date.


     (j) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 8(j) unless a new instruction is delivered in writing 15 days prior to a Distribution Date.

     (k) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other
Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Certificate Principal Balances.

     (l) The Trustee shall furnish notice to Certificateholders as soon as practicable after a Responsible Officer learns of a situation giving rise to a distribution under subsections (c), (d) or (e) hereof.

     SECTION 9. TERMINATION OF TRUST. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event and the distribution to Certificateholders of all amounts or property required to be distributed to them and the disposition of all Underlying Securities held by the Trustee.

     (b) Promptly after the Trustee has received a notice from the Underlying Securities Trustee or Underlying Securities Issuer of an Optional Redemption other than a Partial Optional Redemption, a Shortened Maturity Redemption, a Payment Default or an Acceleration of the Underlying Securities, the Trustee shall provide notice to the Certificateholders of the expected occurrence of a Trust Termination Event and the termination of the Trust.

     (c) The obligations of the Trustee will thereupon terminate, except for the making of final distributions to Certificateholders and the furnishing of any reports and other information required to be provided to Certificateholders hereunder and under the Agreement and except as otherwise specified herein and therein.

     SECTION 10. LIMITATION OF POWERS AND DUTIES. (a) The Trustee shall administer the Trust and the Underlying Securities solely as specified herein and in the Agreement.

     (b) The Trust is constituted solely for the purpose of acquiring and holding the Underlying Securities. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, notwithstanding anything to the contrary in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Underlying Securities, once acquired, or interests therein, including to Certificateholders except as expressly provided in Section 3.6 of the Base Trust Agreement or (ii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes.

     [SECTION 11. CERTAIN PROVISIONS OF BASE TRUST AGREEMENT NOT APPLICABLE. The provisions of Sections 2.2(b), 2.3 (except insofar as incorporated in Section 2.5), 5.16, 6.4 and 8.1(a)(i) of the Base Trust Agreement shall be inapplicable with respect to the Certificates.]

     SECTION 12. [NO] INVESTMENT OF AMOUNTS RECEIVED ON UNDERLYING SECURITIES. [All amounts received on or with respect to the Underlying Securities shall be held uninvested by the Trustee without liability for interest thereon.] [Amounts received by the Trustee on or with respect to the Underlying Securities shall be invested in Permitted Investments as directed by the Depositor in writing from time to time.]

     SECTION 13. NOTICES. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Prudential Securities Structured Assets, Inc., One New York Plaza, 14th Floor, New York, New York 10292-2014, Attention: _____, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor, and (ii) in the case of the Trustee, to The Chase Manhattan Bank, Global Trust Services, 450 West 33rd Street, New York, New York 10001,
Attention: Corporate Trust Department, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

     (b) For purposes of delivering notices to the Rating Agency, notices shall be sent to the address specified by the Depositor's designation.

     SECTION 14. ACCESS TO CERTAIN DOCUMENTATION. Access to documentation regarding the Underlying Securities will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.9 of the Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

     SECTION 15. RATIFICATION OF AGREEMENT. With respect to the Series issued hereby, the Base Trust Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

     SECTION 16. COUNTERPARTS. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 17. GOVERNING LAW. This Series Supplement and each Certificate issued hereunder shall be construed and enforced in accordance with and governed by the law of the State of New York without regard to principles of conflicts of law.

    [SECTION 18. TRUSTEE ELECTION. In mutual consideration for each Certificateholder's purchase of a Certificate, each Certificateholder acknowledges that it intends that the Trust be excluded from the application of the rules of subchapter K of the Code in the event that the Internal Revenue Service successfully recharacterizes the Trust as a partnership for federal income tax purposes, and will be deemed to have consented to the making of a protective election pursuant to Treasury Regulation Section 1.761-2 as of the date hereof.]

     SECTION 19. COVENANT OF DEPOSITOR. The Depositor hereby covenants that it will be adequately capitalized at all times. The Depositor hereby further covenants that it will not purchase or otherwise acquire any Certificates in the open market or otherwise at any time.

                                   * * * * *

     IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               PRUDENTIAL SECURITIES STRUCTURED ASSETS,
                               INC., as Depositor

                               By__________________________________
                                 Authorized Signatory


                               THE CHASE MANHATTAN BANK,
                               a New York banking corporation,
                               as Trustee

                               By__________________________________
                                 Vice President

                                    Exhibit A

                         [Form of [ ] Class Certificate]

NUMBER                            Certificate Principal Balance           $_____
R-___                             Aggregate Certificate Principal Balance $_____
                                  CUSIP NO.                                _____



                       SEE REVERSE FOR CERTAIN DEFINITIONS

     THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                 RECEIPTS ON CORPORATE SECURITIES TRUST, [ ]-[ ]

                        RECEIPTS ON CORPORATE SECURITIES
                                 SERIES [ ]-[ ]

           [ ] Class Certificates evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists of $ aggregate principal amount of % [Title of Underlying Securities due , (the "Underlying Securities") issued by , (the "Underlying Securities Issuer"), and deposited in the Trust by the Depositor, as defined below. The Underlying Securities were purchased by the Trust from Prudential Securities Structured Assets, Inc. (the "Depositor") in exchange for the transfer of the Certificates to the Depositor by the Trust.

     THIS CERTIFIES THAT _____ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in Receipts on Corporate Securities Trust, [ ]-[ ] formed by the Depositor. Under the Trust Agreement, except upon or after the occurrence of [an Optional Redemption, a Shortened Maturity Redemption or an In-Kind Distribution,] there will be distributed to the Holders of the Certificates an amount equal to the Fixed Payment [plus any Excess Interest]on the _____ day of each _____ and _____, or, if any such day is not a Business Day and a Underlying Securities Scheduled Payment Date, then the Business Day on or immediately following the Underlying Securities Scheduled Payment Date, commencing _____, _____, through and including _____, _____; provided that payment on each Scheduled Distribution Date shall be subject to receipt of the corresponding payment of interest or principal, as applicable, on the Underlying Securities. Each Fixed Payment shall be allocated first to interest accrued during the related Interest Accrual Period on the then outstanding Aggregate Certificate Principal Balance of the Certificates, with the balance of such Fixed Payment allocated to the repayment of principal in accordance with the amortization schedule attached to the Series Supplement (the "Amortization Schedule"). Any Excess Interest shall be allocated as additional interest and shall not be taken into account in the allocation of the Fixed
Payment. In the event of a Partial Optional Redemption or an exchange of Certificates for Underlying Securities pursuant to Section 7 of the Series Supplement referred to below, the Fixed Payment to the holders of the Certificates and the Certificate Principal Balance of this Certificate will be reduced in accordance with the Trust Agreement. In the event of an Optional Redemption or a Shortened Maturity Redemption, the Trustee will distribute the payments received on the Underlying Securities on the Optional Redemption Date or the Shortened Maturity Date, as applicable, to the Certificates in the same ratio as [describe ratio] (such ratio being the "Distribution Ratio") to the Optional Redemption Date or Shortened Maturity Date, as applicable. Such amounts will be calculated by the Calculation Agent. In the event of an In-Kind Distribution pursuant to Section 3.6 of the Base Trust Agreement, the Trustee shall make such In-Kind Distribution to the Holders of the Certificates on the basis of the Distribution Ratio to the date on which the Payment Default or Acceleration of the Underlying Securities occurred. Such ratio shall be calculated by the Calculation Agent.

     The Trust was created pursuant to a Base Trust Agreement dated as of _____, _____, (the "Base Trust Agreement"), between the Depositor and The Chase Manhattan Bank, a New York banking corporation, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series [ ]-[ ] Supplement dated as of _____, _____, (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as "Receipts on Corporate Securities, Series [ ]-[ ], [ ] Class Trust Certificates" (herein called the "[ ] Class Certificates"). The Trust is also issuing certificates designated as "Receipts on Corporate Securities, Series [ ]-[ ], [ ] Class Trust Certificates" (hereinafter called the "[ ] Class Certificates" and together with the [ ] Class Certificates, the "Certificates") pursuant to the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Underlying

Securities and all payments on or collections in respect of the Underlying Securities accrued on or after the Closing Date, all as more fully specified in the Trust Agreement.

     Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distribution) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date. The Record Date applicable to any Distribution Date is the 15th day immediately preceding such Distribution Date.

     Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer or credit to the appropriate account of the Holder in immediately available funds, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the tendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     It is the intent of the Depositor and the Certificateholders that, for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust or, failing that, as a partnership that is not treated as an association (or publicly traded partnership) taxable as a corporation, and the Trust Agreement shall be interpreted accordingly. Except as otherwise required by appropriate taxing authorities, the Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, the Certificates for such tax purposes as interests in such grantor trust. It is also the intent of the Depositor and the Certificateholders that the Trust be excluded from the application of the rules of subchapter K of the Code in the event that the Internal Revenue Service successfully recharacterizes the Trust as a partnership for federal income tax purposes, and that a protective election pursuant to Treasury Regulation Section 1.761-2 be made as of the date of formation of the Trust.

     The Certificates are limited in right of distribution to certain payments and collections respecting the Trust Agreement, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Underlying Securities (to the extent of its rights therein) for distributions hereunder.

     Subject to the next sentence and to certain exceptions provided in the Trust Agreement, the Trust Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the unanimous consent of the Holders each Outstanding Class of Certificates. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is The Chase Manhattan Bank.

     No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates will terminate upon (i) the distribution of the Underlying Securities to the Class Certificateholders on [the Scheduled Final Distribution Date] (subject to Section 8(b) of the Series Supplement), (ii) the payment in full of the Certificates after a Shortened Maturity Redemption, (iii) the occurrence of an In-Kind Distribution, (iv) the occurrence of an Optional Redemption other than a Partial Optional Redemption, or (v) the exchange of Certificates for the last remaining Underlying Securities pursuant to Section 7 of the Series Supplement. [describe other termination events]

     THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                    THE CHASE  MANHATTAN BANK,
                    on behalf of the Trust and not in its individual capacity


                    By:______________________________________
                       Authorized Officer

Dated: _____, _____


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the [ ] Class Certificates described in the Trust Agreement referred to herein.

                               THE CHASE MANHATTAN BANK,


                               By:__________________________________
                                  Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

     PLEASE  INSERT  SOCIAL  SECURITY  OR  TAXPAYER   IDENTIFICATION   OR  OTHER
IDENTIFYING NUMBER OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.



Dated:_______

                                                                               *
                                   _____________________________________________
                                   Signature Guaranteed;

                                                                               *
                                   _____________________________________________




* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   Schedule 1

                    IDENTIFICATION OF UNDERLYING SECURITIES

                        Terms of Underlying Securities:


Underlying Securities Issuer:.....      ________________________________________

Underlying Securities:............      ________________________________________

Issue Date:.......................      On or about ____________________________

Original Principal Maturity Date:.      _____, _____

Original Principal Amount Issued:.      $______________________

CUSIP Number:.....................      _______________________

Stated Interest Rate:.............      _____%

Interest Payment Dates:...........      _____ and _____

Mode of Payment of Underlying           [By credit to the account of
Securities:.......................       the holder at DTC]

Principal Amount of Underlying
Securities Deposited Under
Trust Agreement:..................      $_____________________



     The Underlying Securities will be held by the Trustee for the Owners of Certificates as [book-entry credits to an account of the Trustee at DTC].

===============================================================================


                              BASE TRUST AGREEMENT

                                     between

                  PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.

                                    Depositor

                                       and

                            THE CHASE MANHATTAN BANK

                                     Trustee

                          Dated as of __________, _____

===============================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                           Definitions and Assumptions

Section 1.1.  Definitions.........................................1
Section 1.2.  Rules of Construction..............................11

                                   ARTICLE II

          Declaration of Trusts; Issuance of Certificates

Section 2.1.  Creation and Declaration of Trusts;
         Assignment of Underlying Securities.....................12

Section 2.2.  Acceptance by Trustee..............................12
Section 2.3.  Repurchase or Substitution of Certain
              Underlying Securities..............................12
Section 2.4.  Representations and Warranties of the
              Depositor..........................................13
Section 2.5.  Breach of Representation, Warranty or
              Covenant...........................................14
Section 2.6.  Agreement to Execute, Authenticate and
              Deliver Certificates...............................14
Section 2.7.  Statement of Intent................................14

                                   ARTICLE III

                          Administration of each Trust

Section 3.1.  Administration of each Trust.......................14
Section 3.2.  Collection of Certain Underlying Security Payments.15
Section 3.3.  Certificate Account................................15
Section 3.4.  Investment of Funds in the Accounts................16
Section 3.5.  Maintenance of Credit Support......................17
Section 3.6.  In-Kind Distribution Events........................17
Section 3.7.  Retained Interest..................................18
Section 3.8.  [Intentionally omitted]............................18
Section 3.9.  Access to Certain Documentation....................18
Section 3.10. Depositor to Furnish Names and
              Addresses of Holders to Trustee....................18
Section 3.11. Preservation of Information,
              Communications to Holders..........................18
Section 3.12. Reports by Trustee.................................19

                                   ARTICLE IV

          Distributions and Reports to Certificateholders

Section 4.1.  Distributions......................................19
Section 4.2.  Reports to Certificateholders......................19
Section 4.3.  Compliance with Withholding Requirements...........20
Section 4.4.  No Charge for Reports to  Certificateholders.......20

                                    ARTICLE V

                                The Certificates

Section 5.1.  The Certificates...................................20
Section 5.2.  Execution, Authentication and Delivery.............23
Section 5.3.  Temporary Certificates.............................24
Section 5.4.  Registration; Registration of Transfer
              and Exchange.......................................24
Section 5.5.  Mutilated, Destroyed, Lost and Stolen
              Certificates......... .............................26
Section 5.6.  Distributions on Certificate; Rights
              Preserved..........................................27
Section 5.7.  Persons Deemed Owners..............................27
Section 5.8.  Cancellation.......................................28
Section 5.9.  Global Securities..................................28
Section 5.10. Notices to Depositary..............................28
Section 5.11. Definitive Certificates............................29
Section 5.12. Currency of Distributions in Respect of
              Certificates.......................................29
Section 5.13.  Conditions of Authentication and
               Delivery of New Series............................30
Section 5.14.  Appointment of Paying Agent.......................30
Section 5.15.  Authenticating Agent..............................31
Section 5.16.  Optional Exchange.................................32

                                   ARTICLE VI

                                  The Depositor

Section 6.1.  Preparation and Filing of Exchange Act
              Reports; Obligations of the Depositor..............32

Section 6.2.  Merger or Consolidation of the Depositor...........33
Section 6.3.  Limitation on Liability of the Depositor...........34
Section 6.4.  Depositor May Purchase Certificates................34
Section 6.5.  Preferential Collection of Claims
              Against Depositor..................................34

                                   ARTICLE VII

                             Concerning the Trustee

Section 7.1.  Duties of Trustee; Notice of Defaults..............34
Section 7.2.  Certain Matters Affecting the Trustee..............36
Section 7.3.  Trustee Not Liable for Recitals in
              Certificates or Underlying Securities..............37
Section 7.4.  Trustee May Own Certificates.......................37

Section 7.5.  Trustee's Fees and Expenses;
              Indemnification; Undertaking for Costs.............37
Section 7.6.  Eligibility Requirements for Trustee...............38
Section 7.7.  Resignation or Removal of the Trustee..............38
Section 7.8.  Successor Trustee..................................39
Section 7.9.  Merger or Consolidation of Trustee.................39
Section 7.10. Appointment of Co-Trustee or Separate
              Trustee............................................39
Section 7.11. Appointment of Office or Agency................. ..40
Section 7.12. Representations and Warranties of
              Trustee............................................40
Section 7.13  Trustee to Act Only in Accordance With
              This Agreement or Pursuant to Instructions of
              Certificateholders.................................41

Section 7.14. Accounting and Reports to
              Certificateholders, Internal Revenue Service
              and Others.........................................41

                                  ARTICLE VIII

                                   Termination

Section 8.1.  Termination upon Purchase or Liquidation
              of All Underlying Securities.......................41

                                    ARTICLE X

                            Miscellaneous Provisions

Section 9.1.  Amendment..........................................42
Section 9.2.  Counterparts.......................................43
Section 9.3.  Limitation on Rights of
              Certificateholders.................................43
Section 9.4.  Governing Law......................................43
Section 9.5.  Notices............................................43
Section 9.6.  Severability of Provisions.........................44
Section 9.7.  Notice to Rating Agency............................44
Section 9.8.  Grant of Security Interest.........................44
Section 9.9.  Nonpetition Covenant...............................45
Section 9.10. No Recourse............................... ........45
Section 9.11. Article and Section References............. .......45
Section 9.12. Conflict with Trust Indenture Act........... ......45

     BASE TRUST AGREEMENT dated as of ___________, ____, between Prudential Securities Structured Assets, Inc., a Delaware corporation, as Depositor, and The Chase Manhattan Bank, a New York banking corporation, as Trustee.

                              PRELIMINARY STATEMENT

     The Depositor and the Trustee have duly authorized the execution and delivery of this Base Trust Agreement to provide for one or more Series (and one or more Classes within each such Series) of Trust Certificates, issuable from time to time as provided in this Agreement. Each such Series (or each Class within such Series) of Certificates will be issued only under a separate Series Supplement to this Agreement duly executed and delivered by the Depositor, if any, specified in the applicable Series Supplement, and the Trustee. All representations, covenants and agreements made herein by each of the Depositor and the Trustee are for the benefit and security of the Certificateholders and, to the extent provided in the applicable Series Supplement, for the benefit and security of any Credit Support Provider. The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All terms defined herein shall have meanings solely with respect to the particular Series Supplement in which these provisions are incorporated. Incorporation of these provisions into a Series Supplement is for convenience only, and each Trust created by a Series Supplement shall be a legally separate and distinct Trust from any other Trust created by any other Series Supplement into which these provisions may also be incorporated. These provisions shall by themselves be of no force and effect, and shall only have effect as and to the extent incorporated by reference in a Series Supplement. The Series Supplement into which this Base Trust Agreement is incorporated by reference shall together constitute a single trust agreement and are referred to herein as the "Trust Agreement". In the event of a conflict between any Series Supplement, including the Terms Schedule attached thereto, and this Base Trust Agreement, the Series Supplement shall control.

                                    ARTICLE I

                           Definitions and Assumptions

     Section 1.1. DEFINITIONS. Except as otherwise specified herein or in the applicable Series Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

     "Account": As defined in Section 3.4.

     "Accounting Date": With respect to any Series, if applicable, as defined in the related Series Supplement.

     "Affiliate": With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": With respect to any Series of Certificates, this Trust Agreement and all amendments hereof and, unless the context otherwise requires, the related Series Supplement.

     "Authenticating Agent": As defined in Section 5.15.

     "Authorized Newspaper": A newspaper in an official language of the country of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities specified pursuant to Section 5.1 with respect to the Certificates of any Series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

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     "Available  Funds":  Unless  otherwise  specified in the applicable  Series
Supplement, for any Distribution Date in respect of a given Series or Class, the sum of (i) all amounts actually received on or with respect to the Underlying Securities (including Liquidation Proceeds and investment income on amounts in the Accounts) with respect to such Series during the related Collection Period,
(ii) all amounts received pursuant to any Credit Support Instruments with respect to such Series for such Distribution Date and (iii) all other amounts, if any, specified by the applicable Series Supplement; in each case, only to the extent that such amounts are same day funds.

     "Basic Documents": With respect to any Series, if applicable, as defined in the related Series Supplement.

     "Board of Directors": Either the Board of Directors of the Depositor or any executive or committee of such Board duly authorized under applicable law to act on behalf of such Board.

     "Board Resolution": A copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivery to the Trustee.

     "Business Day": With respect to any Place of Distribution specified pursuant to Section 5.1, any day that is not a Saturday or a Sunday or a day on which banking institutions or trust companies in such Place of Distribution are authorized or obligated by law, regulation or executive order to close.

     "Calculation Agent": With respect to each Series, as defined in the related Series Supplement.

     "Certificate Account": As defined in Section 3.3.

     "Certificate Owners": As defined in Section 5.9.

     "Certificate Principal Balance": With respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Underlying Securities. The Certificate Principal Balance, if any, of any Class within a given Series (other than those Classes, if any, specified in the related Series Supplement), as of any date of determination, shall be equal to the aggregate initial Certificate Principal Balance thereof less the sum of all amounts allocable to prior distributions made to such Class in respect of principal of the Underlying Securities.

     "Certificate Register" and "Certificate Registrar": As respectively defined in Section 5.4.

     "Certificateholder": Any Holder of a Certificate.

     "Certificates": Any Trust Certificates authorized by, and authenticated and delivered under, this Agreement.

     "Class": With respect to any Series, any one of the classes of Certificates of such Series, each consisting of Certificates having identical terms.

     "Closing Date": With respect to any Series, the day on which Certificates of such Series are first executed, authenticated and delivered.

     "Code": The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

    "Collection Period": With respect to any Distribution Date for a Series (or Class within such Series),the period specified in the related Series Supplement.

     "Commission": The U.S. Securities and Exchange Commission.

     "Corporate Trust Office": The principal corporate trust office of the Trustee located at the address set forth in the related Series Supplement or such other addresses as the Trustee may designate from time to time by notice to the Holders and the Depositor, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders and the Depositor).

     "Credit Support": With respect to any Series (or any Class within such Series), a letter of credit, surety bond, swap agreement, put or call option or other asset intended to support or ensure the timely or ultimate distributions of amounts due in respect of all or certain of the Underlying Securities for such Series or Class, which in each case is specified as such in the related Series Supplement. The Credit Support for any such Series or the related Trust shall not constitute a Credit Support for any other Series or any other Trust

     "Credit Support Instrument": The instrument or document pursuant to which the Credit Support for a given Series (or any Class within such Series) is provided, as specified in the applicable Series Supplement.

     "Credit Support Provider": With respect to any Series (or any Class within such Series), the Person, if any, that will provide any Credit Support with respect to all or a portion of the Underlying Securities for such Series or Class as specified in the applicable Series Supplement.

     "Currency": Dollars or Foreign Currency.

     "Cut-off Date": With respect to any Series, the date specified as such in the related Series Supplement. For purposes of this Agreement, any Underlying Security acquired by the Depositor after the applicable Cut-off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-off Date and references to the principal balance of such Underlying Security as of such Cut-off Date shall be deemed to be to the principal balance of such Underlying Security as of the date on which it was acquired by the Depositor.

     "Definitive Certificates": As defined in Section 5.9.

     "Deleted Underlying Security": A Underlying Security replaced or to be replaced by a Qualified Substitute Underlying Security.

     "Deliver"  (and  with  correlative  meaning,   "delivers,"   "delivery"  or
"delivered"): when used with respect to any security:

           (a) with respect to any security that is a "certificated security" (as defined in Section 8-102 of the UCC) transfer thereof:

                (i) by physical delivery of such certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

                (ii) by physical delivery of such certificated security, provided that it is in registered form, to an Intermediary of the Trustee that is not a "clearing corporation" (as defined in Section 8-102 of the UCC) specially indorsed to the Trustee and thereafter reregistered in the name of the Trustee; or

               (iii) the crediting by an Intermediary of such certificated security to a securities account of the Trustee and, to the extent required by applicable law, the sending by such Intermediary, if not a clearing corporation, of a confirmation of the purchase of such security and the identification by such Intermediary by book entry of the security as belonging to the Trustee;

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           (b) with  respect  to any  security  that is  either  a  certificated security or an uncertificated security (each, as defined in Section 8-102 of the UCC) credited on the books of a clearing corporation, transfer thereof:

                (i) by the crediting of such security to (i) a securities account of the Trustee or (ii) a securities account of an Intermediary of the Trustee and the crediting by such Intermediary of such security to a securities account of the Trustee; and

                (ii)  to the extent required by applicable law,

               (A) in the case of a security (1) that is a certificated security, by the custody of such security by the clearing corporation or a custodian or a nominee of either subject to the control of the clearing corporation and such security being in bearer form or indorsed in blank by an appropriate person or registered in the name of the clearing corporation or custodian or a nominee of either, and
          (2) that is an uncertificated security, by the registration of such security in the name of a clearing corporation or a custodian or nominee of either and

               (B) by (1) the making of appropriate entries on the books of the clearing corporation reducing the account of a transferor on the books of the clearing corporation and increasing the account of the Trustee or its designee, if any (which shall be an Intermediary), by the amount of the obligation or the number of shares or rights transferred, (2) the sending by the designee, if any, to the Trustee of confirmation of the purchase of such security by the Trustee and
          (3) the identification by such Intermediary by book entry of such security as belonging to the Trustee;

     (c) with respect to any security that is a security maintained in the form of an entry in the records of a Federal Reserve Bank, (x) the crediting by such Federal Reserve Bank in its records of such security to the securities account of the Intermediary and (y) the crediting by such Intermediary of such security to a securities account of the Trustee;

     (d) with respect to any security that is an uncertificated security and that is not governed by clause (b) or (c) above, transfer thereof

                (i) by registration of the transfer thereof to the Trust, on the books and records of the issuer thereof; or

                (ii) by the crediting by an Intermediary of such security to a securities account of the Trustee and, to the extent required by applicable law, the sending by such Intermediary of a confirmation of the purchase of such security and the identification by such Intermediary by book entry of the security as belonging to the Trustee;

     (e) with respect to any "instrument" within the meaning of Section 9-105(a)(9) of the UCC (other than certificated securities) that is susceptible of physical delivery, transfer thereof to the Trust by physical delivery to the Trustee, indorsed to the Trustee or its nominee or indorsed in blank; and

     (f) with respect to any deposit account with a commercial bank located in New York, the establishment of such account in the name of the Trustee, with the funds in such account payable at maturity to an account of the Trustee.

     Notwithstanding the foregoing, with respect to each of the provisions of paragraphs (a) through (e), delivery may be effected by such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such security to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulation or the interpretation thereof.

     "Depositary": With respect to the Certificates of any Series (or Class within such Series) issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Depositor pursuant to Section 5.1 until a successor Depositary shall have become such pursuant to the applicable

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provisions of this Agreement,  and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Certificates of any such Series or Class shall mean the Depositary with respect to the Certificates of that Series or Class.

     "Depositor": Prudential Securities Structured Assets, Inc., a Delaware corporation, and, if a successor Person shall have become the Depositor pursuant to any applicable provisions of this Agreement, "Depositor" shall mean such successor Person.

     "Depositor Order" or "Depositor Request": A written order or request, respectively, signed in the name of the Depositor by any two of its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided that (i) any such order or request shall be signed by either the President or a Vice President and
(ii) no person may sign in a dual capacity.

     "Depository Agreement": If applicable, the agreement pursuant to which the Depositary will agree to act as Depositary with respect to any Series (or Class within such Series) of Certificates in accordance with Section 5.9.

     "Distribution Date": With respect to any Series (or Class within such Series) of Certificates, each date specified as a "Distribution Date" for such Series (or Class) in the related Series Supplement.

     "Dollar" or "$" or "USD": Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

     "Eligible Account": Either (i) an account or accounts maintained with a Federal or State chartered depository institution or trust company the long term unsecured debt obligations of which are rated by the Rating Agency the higher of
(w) at least the then current  long-term rating of the Underlying  Securities or
(x) in one of its two highest long-term rating categories (unless otherwise specified in the Series Supplement) at the time any amounts are held in deposit therein or (ii) a trust account or accounts maintained as a segregated account or as segregated accounts and held by a Federal or State chartered depository institution or trust company in trust for the benefit of the Certificateholders, provided, however, that such depositary institution or trust company (y) has a long-term rating in one of the four highest categories by the Rating Agency or
(z) is the Trustee.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.

     "Exchange Act Reports": As defined in Section 6.1 hereof.

     "Exchange Rate Agent": With respect to any Series (or Class within such Series) of Certificates, if applicable, the Depositor or its agent so specified in the related Series Supplement.

     "Executive Officer": With respect to any corporation other than the Trustee, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to the Trustee, any Vice President, any Assistant Vice President or any Assistant Treasurer; with respect to any partnership, any general partner thereof.

     "Foreign Currency": A currency issued by the government of any country other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

     "Global Security": A Certificate evidencing all or part of a Series (or Class within such Series) of Certificates, issued to the Depositary for such Series or Class in accordance with Section 5.9 and bearing the legend prescribed therein.

     "Grant": To sell, convey, assign, transfer, deposit, set over and confirm to the Trustee pursuant to this Agreement and a related Series Supplement; and the terms "Granted" and "Granting" have the meanings correlative to the foregoing. A Grant of any Underlying Securities or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Underlying Securities and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Holder": The registered holder of a Certificate.

     "In-Kind Distribution": A distribution by the Trustee of certain Underlying Securities pursuant to Section 3.6 hereof and the Series Supplement.

     "Independent": When used with respect to any specified Person means that the Person specifies he or she (1) is in fact independent of the Depositor and of any Affiliate of the Depositor, (2) does not have any direct or indirect financial interest in the Depositor or in any Affiliate of the Depositor that is material with respect to such Person and (3) is not connected with the Depositor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate of an Independent Person, as required by the TIA.

     "Intermediary" shall mean a clearing corporation or a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Letter of Credit": With respect to any Series or Class within such Series, the letter of credit, if any, providing for the payment of all or a portion of amounts due in respect of such Series or Class, issued to the Trustee for the benefit of the Holders of such Series or Class, issued by the related Credit Support Provider, all as specified in the related Series Supplement.

     "Limited Guarantor": With respect to the Underlying Securities relating to any Series (or Class within such Series), a Person specified in the related Series Supplement as providing a guarantee or insurance policy or other credit enhancement supporting the distributions in respect of such Series (or Class) as and to the extent specified in such Series Supplement.

     "Limited Guaranty": With respect to any Series or Class within such Series, any guarantee of or insurance policy or other comparable form of credit enhancement with respect to amounts required to be distributed in respect of such Series or Class or payments under all or certain of the Underlying Securities relating to such Series or Class, executed and delivered by a Limited Guarantor in favor of the Trustee, for the benefit of the Certificateholders, as specified in the related Series Supplement.

     "Liquidation Proceeds": The amounts received by the Trustee in connection with the repurchase, substitution or sale of a Underlying Security.

     "Notional Amount": With respect to any Class of Certificates, if applicable, the initial notional amount specified in the related Series Supplement on which distributions of interest may be determined at the applicable interest rate payable on the Underlying Securities.

     "Officer's Certificate": A certificate signed by any one (or, if specified in this Agreement or any Series Supplement, more than one) Executive Officer of the Depositor or, in the case of the Trustee, a Responsible Officer.

     "Opinion of Counsel": A written opinion of counsel, who may, except as otherwise expressly provided in this Agreement, be counsel for the Depositor acceptable to the Trustee, except that any opinion of counsel relating to (i) federal income tax characterization, (ii) the Investment Company Act, and (iii) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account must state that it is an opinion of counsel who is in fact Independent of the Depositor.

     "Outstanding": With respect to Certificates of a specified Series (or Class within such Series), as of any date of determination, all such Certificates theretofore authenticated and delivered under this Agreement and the related Series Supplement except:

           (i) Certificates theretofore canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation or lost or missing Certificates, in exchange for which no new Certificates have been issued, but with respect to which final payment has been made; and

           (ii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid obligations of the Trust;

provided, however, that in determining whether the Holders of the required percentage of the aggregate Voting Rights of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates beneficially owned by the Depositor, or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, and the Voting Rights to which its Holder would otherwise be entitled shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any such consent or take any such action has been obtained except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Depositor has provided the Trustee an Officer's Certificate stating that such Certificates are so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee by certifying to such effect in an Officer's Certificate the pledgee's right so to act with respect to such Certificates and that the pledgee is not, to the actual knowledge of the Trustee without any duty of investigation, the Depositor or any Affiliate thereof so owned.

     "Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

     "Paying Agent": As defined in Section 5.14.

     "Percentage Interest": With respect to a Certificate of any Series or Class within a Series, the portion of such Series or Class evidenced by such Certificate, expressed as a percentage, equal to the product of (x) a fraction, the numerator of which is the initial Certificate Principal Balance or Notional Amount, as applicable, represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of all the Certificates of such Series or Class and (y) 100.

     "Permitted Investments": With respect to any Series, unless otherwise specified in the related Series Supplement, any one or more of the following obligations or securities, provided that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof and that such Obligations, by their terms, convert into cash within a finite period of time:

           (i) direct obligations of, and obligations the timely payment of principal and interest on which are fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal

     National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Permitted Investments only if, at the time of investment, it has the rating specified in such Series Supplement for Permitted Investments;

           (ii) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in such Series Supplement for Permitted Investments; provided, however, that such rating shall be no lower than the rating on the Underlying Securities at the time of purchase of the investments;

           (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have the rating specified in such Series Supplement for Permitted Investments at the time of such investment or contractual commitment providing for such investment; provided, however, that such rating shall be no lower than the rating on the Underlying Securities; provided, further, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust for such Series to exceed 10% of the aggregate outstanding principal balances and amounts of all the Underlying Securities and Permitted Investments held as part of the Trust for such Series;

           (iv) commercial paper having at the time of such investment the rating specified in the Series Supplement for Permitted Investments;

           (v) money market funds having at the time of such investment the rating specified in the Series Supplement for Permitted Investments, including without limitation money market funds for which the Trustee or an affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian;

           (vi) a deposit of any bank (including the Trustee and its affiliates), trust company or financial institution authorized to engage in the banking business having at the time of such investment the capital and surplus levels and rating specified in the Series Supplement for such bank, trust company or financial institution; and

           (vii) repurchase agreements or other similar obligations from a counterparty having at the time of such investment the rating specified in the Series Supplement or which obligations under such agreement or other contract are collateralized to such level.

     "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Distribution": With respect to any Series (or Class within such Series) of Certificates, the place or places where the principal of (and premium, if any) and interest on the Certificates of such Series (or Class) are distributable as specified pursuant to Section 5.1.

     "Predecessor Certificate": With respect to any particular Certificate, every previous Certificate evidencing all or a portion of the same interest as that evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section 5.5 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same interest as the lost, destroyed or stolen Certificate.

     "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

     "Purchase Price": With respect to any Underlying Security required to be repurchased by the Depositor pursuant to Sections 2.3 or 2.5 and as confirmed by an Officer's Certificate from the Depositor to the Trustee, an amount equal to the sum of (i) 100% of the principal balance (if any) thereof as of the date of such repurchase, (ii) accrued and unpaid interest thereon from the immediately preceding interest payment date on the Underlying Security, or if no interest has been paid to the Trust with respect thereto, from the Cut-Off Date, in each case adjusted, if applicable, to the rate at which interest on such Underlying Security is distributable to the applicable Certificateholder, as specified in the applicable Series Supplement, on the principal balance of such Underlying Security as of the close of business on the Business Day immediately preceding the date of purchase or such other day as may be specified in the applicable Series Supplement on which such purchase is to occur, (iii) expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any expenses arising out of the enforcement of the purchase obligation and (iv) any realized losses previously incurred with respect to such Underlying Security and allocated to Certificateholders on or before the date of purchase. Notwithstanding the foregoing, if the Underlying Security was a zero coupon bond, a discount security, or an interest-only security, the Purchase Price shall be as defined in the Series Supplement.

     "Qualified Substitute Underlying Security": With respect to any Series and any Underlying Security, as defined in the Series Supplement.

     "Rating Agency": With respect to any Series (or Class within such Series), as defined in the related Series Supplement.

     "Rating Agency Condition": With respect to any action or occurrence, unless otherwise specified in the applicable Series Supplement, that each Rating Agency shall have been given 10 days (or such shorter period acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor, the Trustee in writing that such action or occurrence will not result in a reduction or withdrawal of the then current rating of any Certificate of the applicable Series.

     "Record Date": With respect to any Distribution Date for any Series (or Class within such Series) of Certificates, the date specified in the related Series Supplement.

     "Required Interest": Unless otherwise specified in the related Series Supplement, with respect to the Outstanding Certificates of any Series or any Class thereof, the accrued and undistributed interest on the Certificate Principal Balance or Notional Amount of such Outstanding Certificates computed at the applicable Pass Through Rate.

     "Required Percentage--Amendment": Unless otherwise specified in the related Series Supplement, 66 2/3% of the aggregate Voting Rights of Certificates of such Series (or of a designated Class or group of Classes within such Series) (either voting as separate Classes or as a single Class) applicable to such matter, all as specified in the applicable Series Supplement.

     "Required Percentage--Definitive Certificates": Unless otherwise specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

     "Required Percentage--Direction of Trustee": Unless otherwise specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

     "Required Percentage--Remedies": Unless otherwise specified in the related Series Supplement, 66 2/3% of the aggregate Voting Rights of Certificates of such Series.

     "Required Percentage--Removal of Trustee": Unless otherwise specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

     "Required Principal": As determined for any Distribution Date for a given Series (or Class within such Series), unless otherwise specified in the related Series Supplement, the amounts on deposit in the Certificate Account allocable to principal payments on the Underlying Securities and required to be distributed in respect of Certificates of such Series (or Class) in accordance with the terms of such Certificates and such related Series Supplement.

     "Required Rating": With respect to any Series (or Class within such Series), the rating category (or categories) specified in the Series Supplement that, as a condition to the issuance of such Series or Class or the subsequent sale of such securities in an offering registered under the Securities Act, is (or are) the lowest category (or categories) in which the Certificates of such Series or Class may be categorized by the Rating Agency.

     "Requisite Reserve Amount": As of any date with respect to any Series (or Class within such Series) of Certificates, the amount, if any, required to be maintained in the Reserve Account, if any, for such Series or Class as specified in or determined pursuant to the related Series Supplement.

     "Reserve Account": An Eligible Account, if any, created and maintained for the purposes described in Section 3.5.

     "Responsible Officer": With respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Trustee, as have been assigned to the administration of the Trust.

     "Retained Interest": If applicable, with respect to any Underlying Security, an ownership interest in and a right to a portion of the payments thereon by the obligor thereof, as specified in the Underlying Securities Schedule to the related Series Supplement, held by the Person so specified in such Underlying Securities Schedule.

     "Rule 3a-7" means Rule 3a-7 under the Investment Company Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Scheduled Final Distribution Date": With respect to any Certificate, the date on which all the unpaid principal of (and premium, if any, on) such Certificate is scheduled, without giving effect to any prepayment, exchange or early termination, to become due and payable as provided therein and in the applicable Series Supplement.

     "Series": A separate series of Certificates issued pursuant to this Agreement and a related Series Supplement, which series may be divided into two or more Classes, as provided in such Series Supplement.

     "Series Supplement": An agreement supplemental to this Agreement that authorizes the issuance of a particular Series (and each Class within such Series) of Certificates.

     "Specified Currency": As defined in the related Series Supplement.

     "State": Any one of the 50 states of the United States or the District of Columbia.

     "Surety Bond": If so specified in the Series Supplement, with respect to any Series (or Class within such Series) of Certificates, the surety bond providing for the distribution under certain circumstances specified in such Series Supplement of amounts to the Certificateholders of such Series (or Class), which surety bond will be issued to the Trustee for the benefit of such Certificateholders by the related Credit Support Provider, all as specified in such Series Supplement.

     "TIA": The Trust Indenture Act of 1939, as amended.

     "Trust": With respect to any Series, the segregated asset or pool of assets subject hereto, constituting the trust created hereby and by the related Series Supplement and to be administered hereunder and thereunder, consisting of those Underlying Securities and the Credit Support, if applicable, and all sums distributed in respect thereof that are specified as being part of the Trust for such Series in the related Series Supplement, all for the benefit of the Certificateholders of such Series as of any particular time.

     "Trust  Asset  Instrument":   Any  instrument  or  agreement  evidencing  a
Underlying Security or a Credit Support Instrument.

     "Trustee": With respect to any Series, the Person so specified in the applicable Series Supplement (which Person shall have agreed pursuant to such Series Supplement to assume all the duties, obligations, responsibilities and liabilities of the Trustee as set forth in this Agreement and such Series Supplement with respect to the related Series of Certificates) for such Series or any co-trustee appointed pursuant to Section 7.10, until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Agreement and the applicable Series Supplement, and thereafter "Trustee" shall mean such successor Person.

     "Trust Termination Event": With respect to any Series, as specified in the related Series Supplement.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended from time to time.

     "Underlying Securities": With respect to any Series, the asset or assets Granted as part of the Trust for such Series or acquired (or, in the case of an agreement, entered into) by the Trustee for the benefit of the Holders of such Series and, if and to the extent provided in the applicable Series Supplement, for the benefit of any Credit Support Provider, all as identified in the Underlying Securities Schedule to the related Series Supplement. The Underlying Securities for any such Series or the related Trust shall not constitute Underlying Securities for any other Series or any other Trust.

     "Underlying   Securities   Issuer":   As  defined  in  the  related  Series
Supplement.

     "Underlying Securities Schedule": With respect to any Series, a listing of the Underlying Securities for such Series as of the Closing Date, including, with respect to each Underlying Security, the obligor and the principal balance thereof, which shall be attached to such Series Supplement as Schedule A.

     "United States": The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

     "Voting Rights": With respect to any Series (or Class within such Series) of Certificates, the portion of the aggregate voting rights of the Certificates of such Series or Class which shall be allocated to any Certificate as specified in the applicable Series Supplement.

     Section 1.2. RULES OF CONSTRUCTION. Unless the context otherwise requires:

           (i)  a term has the meaning assigned to it;

           (ii) an accounting term not otherwise defined has the meaning to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

           (iii)  "or" is not exclusive;

           (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

           (v)  "including" means including without limitation; and

           (vi) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                 Declaration of Trusts; Issuance of Certificates

     Section 2.1. CREATION AND DECLARATION OF TRUSTS; ASSIGNMENT OF UNDERLYING SECURITIES. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby agree to Grant to the Trustee, on behalf and for the benefit of the Certificateholders of each given Series of Certificates and without recourse, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Underlying Securities attributable to each such Series (except for the Underlying Securities attributable to such Series which are not Granted by the Depositor, as specified in the Underlying Securities Schedule to the applicable Series Supplement), now existing or hereafter acquired, in each case as identified on the applicable Underlying Securities Schedule, and all other assets included or to be included in the respective Trust for the benefit of the Certificateholders of each such Series. Each such Grant will include all interest, premium (if any) and principal received by or on behalf of the Depositor of, on or with respect to any such Underlying Securities due after the applicable Cut-off Date, and, unless otherwise specified in the Series Supplement, will exclude (i) all interest, premium (if any) and principal of, on or with respect to any such Underlying Securities due on or before the applicable Cut-off Date and (ii) any Retained Interest in any such Underlying Security.

           (b) In connection with each Grant referred to in the preceding paragraph, the Depositor shall, not later than the applicable Closing Date, (i) deposit the Underlying Securities for a given Series with the Trustee by Delivery of such Underlying Securities.

           (c) Unless otherwise specified in the applicable Series Supplement, the Grant of such Underlying Securities by the Depositor for a given Series accomplished hereby and by such Series Supplement is absolute and is intended by the parties hereto as a sale.

     Section 2.2. ACCEPTANCE BY TRUSTEE. With respect to each Series, the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Underlying Securities and the related documents referred to in Section 2.1, now existing or hereafter acquired, and declares that it will hold such Underlying Securities and documents and all other documents delivered to it pursuant to this Agreement, and that it will hold all such assets and such other assets comprising the Trust for a given Series of Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in this Agreement.

     Section 2.3. REPURCHASE OR SUBSTITUTION OF CERTAIN UNDERLYING  SECURITIES .
(a) Except to the extent provided for in a Series Supplement relating to a given Series of Certificates, upon discovery or receipt of notice pursuant to Section
2.2 that a Trust Asset Instrument is missing or defective, the Trustee shall immediately notify the Depositor and the Rating Agency that such document is defective or missing and, unless the Depositor provides to the Trustee an Officer's Certificate stating such missing or defective document will not have a materially adverse effect on the related Trust, the Depositor shall cure such defect within 60 days from the date on which it was first notified of such missing document or defect, and if the Depositor does not deliver such missing document or cure such defect in all material respects during such period, the Depositor shall repurchase such Underlying Security from the Trustee at the applicable Purchase Price within 75 days after the date on which it was first notified of such missing document or defect. The Purchase Price for the repurchased asset underlying the defective or missing Trust Asset Instrument shall be delivered to the Trustee directly for deposit in the Certificate Account and the Trustee, upon receipt of such deposit, shall release to the Depositor the related documents in its possession and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Depositor any such asset released pursuant hereto, and the Trustee shall have no further obligations with regard to such documents.

     Any such repurchase price will be distributed to Certificateholders of the related Series or Class as described in the related Series Supplement. The foregoing notwithstanding, if and to the extent the Series Supplement provides, the Depositor may, as an alternative to repurchasing any such Underlying Security as provided above, cause such Underlying Security to be removed from the Trust (in which case it shall become a Deleted Underlying Security) by agreeing to substitute, within the time period set forth above, one or more Qualified Substitute Underlying Securities in the manner and subject to the limitations set forth in Section 2.3(b) and the related Series Supplement. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Underlying Security as to which a constituent document is missing or a defect in a constituent document exists shall, if such defect is not cured or such missing document is not provided, constitute (unless otherwise specified in the applicable Series Supplement) the sole remedy respecting such omission or defect available to the Certificateholders or the Trustee on behalf of the Certificateholders.

           (b) If and to the extent provided for in a Series Supplement relating to a given Series of Certificates, with respect to any Deleted Underlying Security for which the Depositor substitutes a Qualified Substitute Underlying Security or Securities, such substitution shall be effected by the Depositor delivering to the Trustee or a custodian on its behalf such Qualified Substitute Underlying Security or Securities and such documents and agreements, with all necessary endorsements thereon, as would be required under the terms of Section 2.1, together with an Officer's Certificate of the Depositor certifying that each such Qualified Substitute Underlying Security satisfies the definition thereof and the requirements under this Section. The Trustee or such custodian shall acknowledge receipt of such Qualified Substitute Underlying Security or Securities. The Depositor shall give or cause to be given written notice to the Certificateholders of such Series and the Rating Agency that such substitution has taken place and shall amend the Underlying Security Schedule to reflect the removal of such Deleted Underlying Security from the terms of this Agreement and the substitution of the Qualified Substitute Underlying Security or Securities. Upon such substitution, such Qualified Substitute Underlying Security or Securities shall be subject to the terms of this Agreement in all respects, including those related to the representations and warranties as of the date of substitution. Any further terms upon which such substitution may be effected shall be specified in the applicable Series Supplement.

     Section 2.4. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR . The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Series Supplement:

           (a) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

           (b) with respect to each Series Supplement, to the Depositor's knowledge, the information set forth in the Underlying Security Schedule with respect to each Underlying Security is true and correct in all material respects at the date or dates respecting which such information is furnished;

           (c) the execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

           (d) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law);

           (e) the Underlying Securities are owned by the Depositor free and clear of any right, charge, security interest or lien or claim and the Depositor has the right to Grant the applicable Underlying Securities to the Trustee;

           (f) the Depositor is not in violation, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation, of any order or decree of any court or any order or regulation of any Federal, State, municipal or governmental agency having jurisdiction over the Depositor or its properties, which violation would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise) or operations of the Depositor or its properties or on the performance of its duties hereunder; and

           (vii) any additional representations and warranties, if any, that may be specified in the applicable Series Supplement.

     It is understood and agreed that the representations and warranties of the Depositor set forth in this Section 2.4 shall survive delivery of the respective documents to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other parties.

     Section 2.5. BREACH OF REPRESENTATION, WARRANTY OR COVENANT. Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.4 that materially and adversely affects the interests of the Certificateholders of a given Series of Certificates, the Depositor shall cure such breach in all material respects; PROVIDED THAT, a breach by the Depositor of its representation and warranty in Section 2.4(e) shall be cured by a repurchase or substitution of such Underlying Security in the manner prescribed by Section 2.3 of this Agreement.

     Section 2.6. AGREEMENT TO EXECUTE, AUTHENTICATE AND DELIVER CERTIFICATES. With respect to each Series of Certificates and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the Grant to and receipt by it of the related Underlying Securities, cause the Certificates of such series to be executed, authenticated and delivered to, and upon Depositor Order, in authorized denominations evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Sections 5.2 and 5.13.

     Section 2.7. STATEMENT OF INTENT. It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership. The terms of this Agreement shall be interpreted to further this intention of the parties. The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. Each Certificateholder and each beneficial owner of a Certificate by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with such characterization.

                                   ARTICLE III

                          Administration of each Trust

     Section 3.1. ADMINISTRATION OF EACH TRUST. (a) The Trustee shall administer the Underlying Securities for each given Trust for the benefit of the Certificateholders of the related Series. In engaging in such activities, the Trustee shall, subject to the provisions of Article VI hereof, follow or cause to be followed collection procedures in accordance with the terms of this Agreement and the applicable Series Supplement, the respective
Underlying Securities and any applicable Credit Support Instruments. With respect to each Trust, and subject only to the above-described standards and the terms of this Agreement, the related Series Supplement and the respective Underlying Securities and applicable Credit Support Instruments, if any, the Trustee shall have full power and authority, acting alone or through its agent, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of this Agreement and the applicable Series Supplement.

           (b) The parties acknowledge that the Trustee, as the holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities and enforce the other rights, if any, of a holder of the Underlying Securities, except as otherwise limited by this Agreement. In the event that the Trustee receives a request from the Underlying Securities Trustee, the Underlying Securities Issuer or, if applicable, the Depositary with respect to the Underlying Securities, for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder, or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall within ten Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the Voting Rights of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in this Agreement, the Trustee shall at no time vote in favor of or consent to any matter (i) that would alter the timing or amount of any payment on the Underlying Securities (including, without limitation, any demand to accelerate the Underlying Securities) or (ii) that would result in the exchange or substitution of any Underlying Security pursuant to a plan for the refunding or refinancing of such Underlying Security, except in each case with the unanimous consent of the Certificateholders and subject to the requirement that such vote would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for federal income tax purposes, such determination to be based solely on an Opinion of Counsel. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

           (c) Except as is  otherwise  provided in the Series  Supplement,  the
Trustee  shall  act  as  the  sole  Authenticating   Agent,  Paying  Agent,  and
Certificate Registrar.

           (d) The duties of the Trustee shall be performed in accordance with applicable local, State and Federal law. The Depositor will make, or cause to be made, any and all filings, reports, notices or applications with, and seek any comments and authorizations from, the Commission and any State securities authority on behalf of the Trust for each Series to the extent required by law or otherwise deemed necessary or appropriate by the Depositor, and the Trustee will cooperate with the Depositor in such connection to the extent it is provided with appropriate information, materials and responses by the Depositor.

           (e) The Trustee shall provide the Depositor as soon as practicable copies of each notice, report or other communication relating to the Underlying Securities and Underlying Securities Issuer received by it in its capacity as holder of the Underlying Securities or in its capacity as Trustee. In addition, the Trustee shall furnish to the Depositor copies of all pleadings, complaints and other documents received by it relating to any Proceeding involving the Trust or the Certificates.

     Section 3.2. COLLECTION OF CERTAIN UNDERLYING SECURITY PAYMENTS. With respect to any Series or Class of Certificates until such time as the Underlying Securities in question are distributed to Certificateholders pursuant to an In-Kind Distribution, the Trustee shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Underlying Securities or any related Credit Support Instruments in a manner consistent with the terms of this Agreement, such Underlying Securities and any related Trust Asset Instruments, including making demand on Underlying Securities Issuer or the Credit Support Provider for payment pursuant to such Trust Asset Instrument. The Trustee shall have no obligation to institute any Proceedings with respect to any default under any Trust Asset Instrument except as provided in the Series Supplement.

     Section 3.3. CERTIFICATE ACCOUNT. (a) For each Series of Certificates, the Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Certificate Account"), held in trust for the benefit of the Certificateholders of such Series. The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof. With respect to each Series of Certificates, the Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the related Certificateholders. With respect to each Series of Certificates, except as otherwise specified in the Series Supplement, the Trustee shall deposit or cause to be deposited in the Certificate Account no later than the Business Day on which amounts collected with respect to the Underlying Securities are received, any Credit Support and all Liquidation Proceeds related to such Series including:

           (i) all payments on account of principal of such Underlying Securities;

           (ii)  all  payments  on  account  of  interest  on  such   Underlying
      Securities;

           (iii) all payments on account of premium (if any) on such Underlying Securities;

           (iv) any payments in respect of any such Credit Support;

           (v) any interest or investment income earned on funds deposited in the related Accounts; and

           (vi) any Purchase Price of such Underlying Securities.

     Unless otherwise specified in the applicable Series Supplement, it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges or assumption fees which may be received by the Trustee shall be deposited by the Trustee in the Certificate Account and shall not be retained by the Trustee for its own account.

     If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions specified above and transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account for such Series.

           (b) If requested in writing by the Depositor or the Rating Agency, if any, the Trustee shall give notice to the Depositor and the Rating Agency, if any, of the location of each Eligible Account constituting the Certificate Account and prior to any change thereof.

           (c) The Trustee shall determine the appropriate application of Available Funds with respect to any Distribution Date for which application is to be made on any such Distribution Date in accordance with the terms of Section
4.1 and the related Series Supplement.

     Section 3.4. INVESTMENT OF FUNDS IN THE ACCOUNTS. The Depositor, on behalf of the Trust, may direct the Trustee in writing to direct any depository institution maintaining the Certificate Account or the Reserve Account, if any, for the applicable Series and any other segregated Eligible Account the contents of which are held for the benefit of Certificateholders of such Series (each, an "Account") to invest the funds therein in one or more Permitted Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand and which funds shall not be reinvested upon the maturity or demand for payment of such Permitted Investment. If the Depositor does not provide any investment directions to the Trustee, funds held in any Account will be invested in the Permitted Investments specified in clause (ii) of the definition thereof. Investments of such funds shall be invested in Permitted Investments that will mature so that such funds will be available for distribution on the Distribution Date on which such amounts are to be applied as distributions to Certificateholders. In the event amounts on deposit in an Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                (y) demand same day payment of all amounts due thereunder upon a determination by the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in any Account.

     Section 3.5. MAINTENANCE OF CREDIT SUPPORT. If specified in the applicable Series Supplement, on the applicable Closing Date, the Trustee or, if so specified in the applicable Series Supplement, the Depositor, shall, to the extent specified in the applicable Series Supplement, establish and maintain, or enter into, as applicable, a Reserve Account either as a part of the related Trust or outside it, for the benefit of a Credit Support Provider, as specified in the applicable Series Supplement. To the extent specified in the applicable Series Supplement, the Depositor will make or cause to be made any initial deposit to the Certificate Account or any Reserve Account for the related Series as of the Closing Date. Unless the Series Supplement for a given Series provides otherwise, if a Reserve Account exists for such Series, collections with respect to the Underlying Securities for such Series not distributed to the Certificateholders of such Series shall be deposited in the Reserve Account.

     Amounts on deposit in the Reserve Account and amounts available pursuant to any Credit Support for such Series shall be applied by the Trustee to make distributions of principal of and premium (if any) and interest on the Certificates of such Series as required pursuant to Section 4.1 and the applicable Series Supplement to the extent that funds are not otherwise available for such purpose. If specified in such Series Supplement, immediately after each Distribution Date, amounts on deposit in the Reserve Account for such Series in excess of a specified amount shall be paid to the Person so specified in such Series Supplement.

     Section 3.6. IN-KIND DISTRIBUTION EVENTS. (a) If:

           (i) default is made in the payment of any installment of interest on any Underlying Security when the same becomes due and payable, and such default continues unremedied beyond the period specified in the indenture or other authorizing document for such Underlying Security (or, if no such period is specified, three days);

           (ii) default is made in the payment of the principal of or any installment of the principal of any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture or other authorizing document for such Underlying Security (or, if no such period is specified, three days);

           (iii) there is an acceleration of the maturity of the Underlying Securities following a default (other than that described in clauses (i) and (ii) above) in the indenture or other authorizing document for such Underlying Security and the Trustee receives actual notice of such acceleration, notwithstanding any subsequent rescission or annulment of such acceleration; or

           (iv) there occurs any other event for which the Series Supplement requires an In-Kind Distribution;

then,  as  soon  as   practicable,   the  Trustee  shall  institute  an  In-Kind
Distribution  of  the  Underlying  Securities  in  question  to the  Holders  of
Outstanding  Certificates  in the manner  described  by the  Series  Supplement, subject to any conditions contained in a Credit Support Instrument relating to such Underlying Securities as further specified in the related Series Supplement. In connection therewith, the Trustee shall use its best reasonable efforts in accordance with such normal and customary procedures it shall deem necessary or advisable, and shall have the power and authority, acting alone, to do any and all things in connection therewith and the administration of the Trust as it may deem necessary or advisable.

           (b) To the extent necessary to avoid an In-Kind Distribution of Underlying Securities in unauthorized denominations, the Trustee shall liquidate in a commercially reasonable manner such Underlying Securities as are not distributable in authorized denominations. After deduction of all reasonable costs of such liquidation, the proceeds from such liquidation shall be distributed to Certificateholders based on their respective rights to Underlying Securities in unauthorized denominations.

           (c) In the event that the Trustee receives money or other property in respect of Underlying Securities after an In-Kind Distribution has occurred on such Underlying Securities, the Trustee shall promptly give notice (as provided in Section 9.5 hereof) to the Depository and shall distribute such moneys or other property to the Holders of the Outstanding Certificates as allocable to the Underlying Securities to which each such Holder received in the In-Kind Distribution. Property received (other than cash) in such circumstance shall be liquidated by the Trustee in a commercially reasonable manner and the proceeds thereof, after deduction of all reasonable costs of such liquidation, distributed in cash, only to the extent necessary to avoid distribution of fractional interests in such property on the same basis as the In-Kind Distribution.

           (d) The Trustee may request, and rely upon, instructions from the Depositor in liquidating the Underlying Securities pursuant to paragraph (b) or
(c) above.

     Section 3.7. RETAINED INTEREST. The Retained Interest, if any, in any Underlying Security shall initially be held by the Person so specified in the related Series Supplement as and to the extent specified in Schedule A thereof. With respect to each Underlying Security, the Retained Interest shall be deducted by the Trustee, at the written direction of the Depositor from applicable collections in respect of such Underlying Security. Unless otherwise provided in the applicable Series Supplement, collections in respect of Retained Interest shall not be deposited in the Certificate Account for the applicable Series and shall not constitute a part of the Trust for such Series, but shall instead be distributed to the holder of such Retained Interest, provided that the Series Supplement for any Series with respect to which there is a Retained Interest may provide that, notwithstanding the terms contained herein, commingled amounts received in respect of assets inclusive of Underlying Securities and Retained Interest may initially be deposited in a separate and discrete Eligible Account established by the Trustee at the written direction of the Depositor and such Series Supplement may provide for additional terms relating thereto. Unless otherwise provided in the applicable Series Supplement, after deduction of all applicable fees as provided for in this Agreement, on each Distribution Date the Trustee shall allocate on a pari passu basis any partial recovery on a Underlying Security between (a) the Retained Interest, if any, and (b) distributions to Certificateholders of the applicable Series.

     Section 3.8. [Intentionally omitted]

     Section 3.9. ACCESS TO CERTAIN DOCUMENTATION. The Trustee shall provide to any Federal, State or local regulatory authority that may assert authority over any Certificateholder access to the documentation regarding the Underlying Securities required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee designated by each of them. In addition, access to the documentation regarding the Underlying Securities related to a given Series (or Class within such Series) will be provided to any Certificateholder of such Series (or Class) upon reasonable written request during normal business hours at the offices of the Trustee designated by each of them at the expense of the Certificateholder requesting such access.

     Section 3.10. DEPOSITOR TO FURNISH NAMES AND ADDRESSES OF HOLDERS TO TRUSTEE. The Depositor shall furnish or cause to be furnished to the Trustee not more than five days before each Distribution Date, and at such other times as the Trustee may request in writing, a list, in such form as the Trustee may reasonably require, to the extent such information is in the possession or control of the Depositor or any of its paying agents, of the Holders of Certificates as of the close of business on the applicable record date of the Underlying Securities;

provided, however, that so long as the Trustee maintains the Certificate Register, no such list shall be required to be furnished.

     Section 3.11. PRESERVATION OF INFORMATION, COMMUNICATIONS TO HOLDERS.

           (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Certificates contained in the most recent list furnished to the Trustee as provided in Section 3.10 and the names and addresses of Holders of Certificates received by the Trustee in its capacity as Certificate registrar. The Trustee may destroy any list furnished to it as provided in such Section 3.10 upon receipt of a new list so furnished.

           (b)  Holders  shall  have the right to  communicate  pursuant  to TIA
Section 312(b) with other Holders with respect to their rights under this Agreement or under the Certificates.

           (c) Irrespective of whether the TIA shall apply to this Agreement, the Depositor, the Trustee, the Paying Agent and the Certificate Registrar shall have the protections provided pursuant to TIA Section 312(c).

     Section 3.12. REPORTS BY TRUSTEE. If required by TIA Section 313(a), within 60 days after [May 15] of each year, the Trustee shall mail to (i) each Holder as required by TIA Section 313(c) and (ii) the Depositor, a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of any report delivered pursuant to this
Section 3.12 shall, at the time of its mailing to Holders and the Depositor, be filed by the Trustee with the Commission and each stock exchange, if any, on which the Certificates are listed. The Depositor shall notify the Trustee if and when the Certificates are listed on any stock exchange.

                                   ARTICLE IV

                 Distributions and Reports to Certificateholders

     Section 4.1. DISTRIBUTIONS. On each Distribution Date for a given Series of Certificates, the Trustee shall apply Available Funds in the Certificate Account for such Series in the manner and priority set forth in the Series Supplement for such Series. Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any such distributions in the manner and priority set forth in the Series Supplement for such Series and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

     Section 4.2. REPORTS TO CERTIFICATEHOLDERS. Unless otherwise specified in the applicable Series Supplement, on the next Business Day following each such Distribution Date the Trustee, as specified in such Series Supplement, shall forward or cause to be forwarded to the Depositor, each Certificateholder of such Series and such other Persons as may be specified in such Series Supplement, a statement setting forth:

           (i) the amount of the distribution on such Distribution Date to Certificateholders of each Class of such Series allocable to principal, and interest, if applicable, on the Certificates of each such Class; and the amount of aggregate unpaid interest accrued or accreted, if applicable, as of such Distribution Date;

           (ii) [any information reasonably requested by a Certificateholder to enable such Certificateholders to prepare their tax returns, provided that such information is reasonably attainable in the requested form, and the amount of compensation received by the Trustee for the period;]

           (iii) the aggregate stated principal amount or, if applicable, notional amount of the Underlying Securities related to such Series and the current interest rate or rates thereon at the close of business on such Distribution Date;

           (iv) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

           (v) as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date.

           In the case of information  furnished  pursuant to subclauses (i) and
(iii) above, the amounts shall be expressed as a Dollar amount (or the equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during each such calendar year was a Certificateholder a statement containing the information set forth in subclauses
(i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

     Section 4.3. COMPLIANCE WITH WITHHOLDING Requirements. If any withholding tax is imposed on the payment (or allocations of income) to any
Certificateholder, such tax shall reduce the amount otherwise distributable to such Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings), or that the Trustee may otherwise determine it is obligated to withhold under applicable law or regulation. The amount of any withholding tax imposed with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 4.3. If any Holder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Holder in making such claim so long as such Holder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. The Trustee shall use reasonable efforts to give notice to each Holder of any such withholding requirement at least 10 days prior to the date of the payment from which amounts are required to be withheld.

     Section 4.4. NO CHARGE FOR REPORTS TO CERTIFICATEHOLDERS. The Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Depositor to the Certificateholders without charge to such Certificateholders.

                                    ARTICLE V

                                The Certificates

     Section 5.1. THE CERTIFICATES. The Certificates of any Series (or Class within such Series) will be issued in fully-registered form as Certificates and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Series Supplement. The aggregate Certificate Principal Balance or Notional Amount of Certificates that may be authenticated and delivered under this Agreement is unlimited.

           The Certificates may be issued in one or more Series, each of which Series may be issued in one or more Classes, with such further particular designations added or incorporated in such title for the Certificates of any particular Series or Class within such Series as the Board of Directors (or a Person authorized by a Board Resolution) may determine. Each Certificate shall bear upon its face the designation so selected for the Series and Class to which it belongs. All Certificates of the same Series and

Class shall be identical in all respects except for the denominations thereof. All Certificates of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Certificates of the different Classes within such Series specified in the applicable Series Supplement. Except as otherwise provided in a Series Supplement, all Certificates of a particular Series (and all Classes within such Series) issued under this Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

     Each Series (and all Classes within such Series) of Certificates shall be created by a Series Supplement authorized by the Board of Directors (or a Person authorized by a Board Resolution) and establishing the terms and provisions of such Series. The several Series may differ as between Series and any Class may vary as between the other Classes within any given Series in respect of any of the following matters:

                (1)  designation of such Series and Class;

                (2) the dates on which or periods during which the Certificates of such Series and Class may be issued;

                (3) the number of Classes, the maximum Certificate Principal Balance or Notional Amount of Certificates of each Class that may be issued and any priorities or subordination among Classes of a Series with respect to distributions from the Trust;

                (4) if applicable, for each Class of Certificates with a specified interest rate, such rate or the method for calculating such rate;

                (5) the terms of the Letter of Credit, if any, or of the Surety Bond, if any, or of any other Credit Support for the benefit of the Certificateholders of such Series or Class or group of Classes;

                (6) the places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Certificates), where the principal of (and premium, if any) and interest on Certificates of such Series and Class shall be distributable;

                (7)  the  Collection   Periods,   the  Distribution
      Dates and the  Scheduled  Final  Distribution  Dates for such
      Series and Class;

                (8) the types of Underlying Securities that will be included in the Trust for such Series and the manner and priorities of allocating distributions with respect to collections of principal (and premium, if any) and interest payments allocable to such Underlying Securities among Holders of Certificates of different Classes (including whether the Certificates of any such Class are to be entitled to receive principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions, and, in each case, the applicable terms thereof);

                (9) the amount, if any, to be deposited on the Closing Date in the Certificate Account for such Series;

                (10) the manner in which the Reserve Account, if any, is to be funded, the amount, if any, to be deposited therein on the Closing Date and the Requisite Reserve Amount, if any, for such Series or Class;

                (11) whether the Certificates of such Series or Class are to be issued as discount certificates and the amount of discount with which such Certificates may be issued;

     (12) whether the Certificates of such Series or Class are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Certificates represented thereby;

     (13) if other than Dollars, the Currency in which Certificates of such Series or Class shall be denominated or in which distributions of the principal of (and premium, if any) and interest on such Certificates may be made and any other terms concerning such payment;

     (14) if the principal of (and premium, if any) or interest on Certificates of such Series or Class are to be distributable, at the election of the Depositor or a Holder thereof, in a Currency other than that in which such Certificates are denominated or distributable without such election, the periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the Currency in which such Certificates are denominated or distributable without such election and the Currency in which such Certificates are to be distributed if such election is made;

     (15) any additional representations, warranties or covenants provided for with respect to Certificates of such Series;

     (16) provisions with respect to the terms for which the definitions set forth in Article I permit or require further specification in the related Series Supplement, including:

                (a)    "Available Funds";

                (b)    "Basic Documents";

                (c)    "Calculation Agent";

                (d)    "Closing Date";

                (e)    "Collection Period";

                (f)    "Corporate Trust Office";

                (g)    "Credit Support";

                (h)    "Credit Support Instrument";

                (i)    "Credit Support Provider";

                (j)    "Cut-off Date";

                (k)    "Depositary";

                (l)    "Depository Agreement";

                (m)    "Distribution Date";

                (n)    "Global Securities";

                (o)    "Grant";

                (p)   "Letter of Credit";

                (q)    "Limited Guarantor";

                (r)    "Limited Guaranty";

                (s)    "Notional Amount";

                (t)    "Permitted Investments";

                (u)    "Place of Distribution";

                (v)    "Purchase Price";

                (w)    "Rating Agency";

                (x)    "Rating Agency Condition";

                (y)    "Record Date";

                (z)    "Required Percentage";

                (aa)  "Requisite Reserve Amount";

                (ab)   "Retained Interest";

                (ac)   "Scheduled Final Distribution Date";

                (ad)   "Specified Currency";

                (ae)   "Surety Bond";

                (af)  "Trust";

                (ag)   "Trustee";

                (ah)   "Trust Termination Event";

                (ai)    "Underlying Securities";

                (aj)   "Underlying Securities Issuer";

                (ak)   "Underlying Securities Schedule";

                (al)   "Voting Rights".

     (22) rights and remedies provided to any Credit Support Provider with respect to all or a portion of the Trust for such Series or Class;

     (23) any restrictions on the sale and transfer of the Certificates, including restrictions arising out of the Securities Act, the Investment Company Act, the Employee Retirement Income Security Act of 1974, as amended, or the Code; and

     (24) any other provisions expressing or referring to the terms and conditions upon which the Certificates of such Series or Class are to be issued under this Agreement that do not prevent such Certificates from receiving the Required Rating.

     A different Trustee may be appointed by the Depositor for each Series of Certificates prior to the issuance of such Series provided that the Rating Agency Condition is met. If the initial Trustee is to be other than The Chase Manhattan Bank, then such Series Supplement shall provide for the appointment of such Trustee, as applicable, of such Series and shall add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder and of the Underlying Securities; it being understood that nothing contained herein or in such Series Supplement shall constitute the Trustees for different Series as co-trustees for the same Series and that each Trustee shall be a trustee of a trust or trusts separate and apart from any trust or trusts hereunder of any other Trustee. Upon final appointment of any new Trustee, the Trustee shall provide a notice of such appointment to the Rating Agency not later than 15 days following such appointment.

     Section 5.2. EXECUTION, AUTHENTICATION AND DELIVERY. (a) The Certificates shall be executed on behalf of the Trust by the Trustee by its authorized officer pursuant to Depositor Order. The signature may be manual or facsimile. Certificates bearing the manual or facsimile signature of individuals who were at any time the authorized officer of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be an authorized officer prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

           (b) Each Certificate shall be dated as of the later of the date specified in the related Series Supplement and the date of its authentication.

           (c) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement.

     Section 5.3. TEMPORARY CERTIFICATES. Pending the preparation of Definitive Certificates of any Series (or Class within such Series), the Trustee may execute, authenticate and deliver upon receipt of a Depositor Order, temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as may be authorized by such Depositor Order. Any such temporary Certificate may be in global form, representing all or a portion of the Outstanding Certificates of such Series or Class. Every such temporary Certificate shall be executed, authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Certificate or Definitive Certificates in lieu of which it is issued.

     If temporary Certificates of any Series (or Class within such Series) are issued, the Depositor will cause Definitive Certificates of such Series or Class to be prepared without unreasonable delay and (a) after the preparation of Definitive Certificates of such Series or Class, the temporary Certificates of such Series or Class shall be exchangeable for Definitive Certificates of such Series or Class upon surrender of the temporary Certificates of such Series or Class at the office of the Trustee in a Place of Distribution for such Series or Class, without charge to the Holder, except as provided in Section 5.4 in connection with a transfer and (b) upon surrender for cancellation of any one or more temporary Certificates of any Series or Class within such Series the Trustee shall execute, authenticate and deliver in exchange therefor Definitive Certificates with a like Certificate Principal Balance or Notional Amount, as applicable, of the same Series (or Class within such Series) of authorized denominations and of like tenor. Until so exchanged, temporary Certificates of any Series (or Class within such Series) shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates of such Series or Class, except as otherwise specified in the applicable Series Supplement with respect to the payment of interest on Global Securities in temporary form.

     Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Definitive Certificates represented thereby pursuant to this Section 5.3 or Section 5.4, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the aggregate Certificate Principal Balance or Notional Amount, as applicable, evidenced thereby, whereupon the aggregate Certificate Principal Balance or Notional Amount, as applicable, of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

     Section 5.4. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Trustee shall cause to be kept a register for each Series of Certificates (the registers maintained in such office and in any other office or agency of the Trustee in a Place of Distribution being herein sometimes collectively referred to as the "Certificate Register") in which the Trustee, as registrar and transfer agent (the "Certificate Registrar"), shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

     If a Person other than the Trustee is appointed by the Depositor as Certificate Registrar, the Depositor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Certificates and the principal amounts and numbers of such Certificates.

     Upon surrender for registration of transfer of any Certificate of any Series (or Class within such Series) at the office or agency of the Trustee, if the Depositor has notified the Trustee that the requirements of Section 8-401(1) of the UCC are met to the Depositor's satisfaction and upon satisfaction of any transfer restrictions set forth in the related Series Supplement, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of a like Series, Class and aggregate Certificate Principal Balance or Notional Amount, as applicable.

     Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series (or Class within such Series) may not be transferred except as a whole by the Depositary for such Series or Class to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or Class or a nominee of such successor Depositary.

     At the option of the Holder, Certificates of any Series (or Class within such Series) (other than a Global Security, except as set forth below) may be exchanged for other Certificates of the same Series or Class of any authorized denomination or denominations of like tenor and aggregate Certificate Principal Balance or Notional Amount, as applicable, upon surrender of the Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

     Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Holder making the exchange is entitled to receive.

     If at any time the Depositary for the Certificates of a Series (or Class within such Series) notifies the Depositor that it is unwilling or unable to continue as Depositary for the Certificates of such Series or Class or if at any time the Depositary for the Certificates of such Series or Class shall no longer be eligible under Section 5.9(b), the Depositor shall appoint a successor Depositary with respect to the Certificates of such Series or Class. If a successor Depositary for the Certificates of such Series or Class is not appointed by the Depositor within 90 days after the Depositor receives such notice or becomes aware of such ineligibility, the Depositor's election pursuant to Section 5.1 shall no longer be effective with respect to the Certificates of such Series or Class and the Depositor will execute, and the Trustee, upon receipt of a Depositor Order for the authentication and delivery of individual

Certificates of such Series or Class, will authenticate and deliver individual Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

     The Depositor may at any time and in its sole discretion determine that individual Certificates of any Series (or Class within such Series) issued in the form of one or more Securities shall no longer be represented by such Global Security or Securities. In such event, upon receipt of a Depositor Order for the authentication and delivery of individual Certificates of such Series or Class, the Trustee shall execute, authenticate and deliver individual Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

     If specified by the Depositor pursuant to Section 5.1 with respect to a Series (or Class within such Series) of Certificates, the Depositary for such Series may surrender a Global Security for such Series or Class in exchange in whole or in part for individual Certificates of such Series or Class on such terms as are acceptable to the Depositor and such Depositary. Thereupon, upon receipt of a Depositor Order, the Trustee shall execute, authenticate and deliver, without service charge,

           (i) to each Person specified by such Depositary a new individual Certificate or Certificates of the same Series or Class, of any authorized denomination as requested by such Person in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to and in exchange for such Person's beneficial interest in the Global Security; and

           (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the surrendered Global Security and the aggregate Certificate Principal Balance or Notional Amount, as applicable, of individual Certificates delivered to Holders thereof.

     In any exchange provided for in any of the preceding three paragraphs, upon receipt of a Depositor Order, the Trustee will execute, authenticate and deliver individual Certificates in registered form in authorized denominations.

     Upon the exchange of a Global Security for individual Certificates, such Global Security shall be canceled by the Trustee. Individual Certificates issued in exchange for a Global Security pursuant to this Section 5.4 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Certificates to the Persons in whose names such Certificates are so registered.

     All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

     Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

     No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Depositor may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 5.3 not involving any transfer.

     Section 5.5. MUTILATED, DESTROYED, LOST AND STOLEN CERTIFICATES. If (i) any mutilated Certificate is surrendered to the Trustee at its Corporate Trust Office (in the case of Certificates) or (ii) the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee such security or indemnity as it may require to hold it and any Paying Agent harmless, and the Trustee has not received notice that such Certificate has been acquired by a BONA FIDE purchaser, then the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate a new Certificate of the same Series and Class of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

     Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Certificate of any Series or Class issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of that Series or Class duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

     Section 5.6. DISTRIBUTIONS ON CERTIFICATES; RIGHTS PRESERVED. (a) All Interest Collections on any Distribution Date shall be distributed in the manner prescribed in the applicable Series Supplement to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Certificate upon any transfer or exchange subsequent to such related Record Date. Distributions on Certificates, other than a final distribution, shall be made at the Corporate Trust Office (except as otherwise specified in the Series Supplement pursuant to Section 5.1) or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided pursuant to Section 5.1 and in accordance with arrangements satisfactory to the Trustee, at the option of the Holder by wire transfer to an account designated by the Holder.

           (b) Subject to the foregoing provisions of this Section 5.6, each Certificate delivered under this Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to interest accrued and undistributed, and to accrue, that were carried by such other Certificate.

           (c) All computations of interest due with respect to any Certificate of any Series or Class within such Series shall be made as specified in the Series Supplement applicable to that particular Series or Class of Certificates.

           (d) With respect to any computations or calculations to be made under this Agreement, the applicable Series Supplement and the Certificates, except as otherwise provided, (i) all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and
(ii) all currency amounts will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

           (e) Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any of the payments described above in this Section 5.6, and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

     Section 5.7. PERSONS DEEMED OWNERS. The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 5.6) interest, if any, on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Depositor, the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary. All distributions made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys distributable upon such Certificate.

     None of the Depositor, the Trustee, or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     In connection with any notice or other communication to be provided to Holders pursuant to this Agreement by the Trustee with respect to any consent or other action to be taken by Holders, the Trustee shall establish a record date for such consent or other action and in the case of Global Certificates, give the Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or other action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 3.11 hereof.

     Section 5.8.  CANCELLATION.  Unless otherwise specified pursuant to Section
5.1 for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Agreement.

     Section 5.9. GLOBAL  SECURITIES.  (a) If the Series Supplement  pursuant to
Section 5.1 provides that a Series (or Class within such Series) of Certificates shall be represented by one or more Global Securities, then the Trustee shall execute, authenticate and deliver one or more Global Securities that (i) shall represent the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of such Series or Class to be represented by such one or more Global Securities, (ii) shall be registered, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Certificates represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

     No Holder of a Certificate of such Series or Class will receive a Definitive Certificate representing such Holder's interest in such Certificate or Certificates, except as provided in Section 5.11. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Holders of such Series or Class pursuant to Section 5.11:

           (i) the provisions of this Section 5.9 shall be in full force and effect;

           (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Depositary for all purposes of this Agreement (including the distribution of principal of, and premium, if any, and interest on the Certificates and the giving of instructions, notices or directions hereunder) as the sole Holder of the Certificates of such Series or Class, and shall have no obligation to the owners of beneficial interests in such Series or Class (collectively, the "Certificate Owners");

           (iii) to the extent that the provisions of this Section 5.9 conflict with any other provisions of this Agreement, the provisions of this
      Section 5.9 shall control;

           (iv) the rights of Certificate Owners of such Series or Class shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Certificate Owners and the Depositary or its Participants; and

           (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates of such Series or Class evidencing a specified percentage of the aggregate Voting Rights of such Series or Class, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners of such Series or Class or Participants in such Depositary's system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates of such Series or Class and has delivered such instructions to the Trustee.

           (b) Each Depositary designated pursuant to Section 5.1 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

     Section 5.10. NOTICES TO DEPOSITARY. Whenever a notice or other communication to the Holders of a Series or Class within such Series represented by one or more Global Securities is required under this Agreement, unless and until Definitive Certificates for such Series or Class shall have been issued to such Certificate Owners pursuant to Section 5.11, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates of such Series to the Depositary, and shall have no obligation to the Certificate Owners.

     Section 5.11. DEFINITIVE CERTIFICATES. If in respect of a Series (or Class within such Series) represented by one or more Global Securities (i) the Depositor advises the Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series or Class and the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system for such Series or Class through the Depositary, Certificate Owners representing beneficial interests aggregating at least a majority (or such other Required Percentage--Definitive Certificates that may be specified in a Series Supplement) of the Voting Rights of the Certificates of such Series or Class advise the Depositary in writing that the continuation of a book-entry system for such Series or Class through the Depositary is no longer in the best interests of the Certificate Owners of such Series or Class, then the Depositary shall notify all Certificate Owners or Participants in the Depositary's system with respect to such Series or Class and the Trustee of the occurrence of any such event and of the availability of Definitive Certificates for such Series or Class to Certificate Owners of such Series or Class requesting the same. Upon surrender to the Trustee of the Global Securities of such Series or Class by the Depositary, accompanied by registration instructions, the Trustee shall execute, authenticate the Definitive Certificates of such Series or Class in accordance with the instructions of the Depositary. None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series or Class, the Trustee shall recognize the holders of the Definitive Certificates of such Series or Class as Holders.

           Section 5.12.  CURRENCY OF  DISTRIBUTIONS IN RESPECT OF
CERTIFICATES.

           (a) Except as otherwise specified pursuant to Section 5.1 for Certificates of any Series (or Class within such Series), distributions of the principal of (and premium, if any) and interest on Certificates of such Series or Class will be made in Dollars.

           (b) For purposes of any provision of the Agreement where the Holders of Outstanding Certificates may perform an act that requires that a specified percentage of the aggregate Voting Rights of the Certificates perform such act and for purposes of determining the amount of a distribution payable to

Certificateholders, the principal of or notional amount of, as applicable, the Outstanding Certificates denominated in a Foreign Currency will be the amount in Dollars based upon exchange rates, determined as specified pursuant to Section
5.1 for Certificates of such Series, as of the date for determining whether the Holders entitled to perform such act have performed it or as of the date of such distribution, as the case may be.

           (c) With respect to Certificates of any Series (or Class within such Series), any decision or determination to be made regarding exchange rates shall be made by an Exchange Rate Agent appointed by the Depositor; provided that such Exchange Rate Agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Trustee and shall, in the opinion of the Depositor at the time of such appointment, require such Exchange Rate Agent to make such determination by a method consistent with the method provided in the applicable Series Supplement for the making of such decision or determination. All decisions and determinations of such Exchange Rate Agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Depositor, the Trustee and all Holders of the Certificates of such Series or Class.

           (d) If distributions in respect of a Certificate are required to be made in a Specified Currency other than Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstance beyond the control of the Trustee and the Depositor or is no longer used by the government of the country issuing such Specified Currency or is no longer commonly used for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in Dollars until such Specified Currency is again so used in the manner specified in the related Series Supplement.

     Section 5.13. CONDITIONS OF AUTHENTICATION AND DELIVERY OF NEW SERIES. Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of this Agreement. The Trustee shall execute, authenticate and deliver such Certificates upon a Depositor Order and upon delivery by the Depositor to the Trustee of the following:

           (1) Board Resolution. A Board Resolution (or action by a Person authorized by Board Resolution) authorizing the execution, authentication and delivery of the Certificates and specifying the Series, the Classes within such Series and their respective Scheduled Final Distribution Dates, priorities as to distributions of principal, premium (if any) and interest, aggregate initial Certificate Principal Balances and Notional Amounts, if any, and Pass Through Rates of, if any, each Class of such Series of Certificates to be authenticated and delivered and the method of calculation thereof.

           (2) Series Supplement. A Series Supplement consistent with the applicable provisions of this Agreement, accompanied by a Board Resolution (or action by a Person authorized by Board Resolution) authorizing such Series Supplement (and, in the case of the first Series to be authenticated and delivered hereunder, authorizing this Agreement).

           (3) Certificates of the Depositor.

                (a) An Officer's Certificate of the Depositor, dated as of the Closing Date, to the effect that the Depositor is not in breach of this Agreement and that the issuance of the Certificates applied for will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Depositor's Certificate of Incorporation or bylaws, or any indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Depositor is a party or by which it or its property may be bound or to which it or its property may be subject.

                (b) An Officer's Certificate of the Depositor, dated as of the Closing Date, to the effect that attached thereto are true and correct copies of letters signed by the Rating Agency (or other evidence satisfactory to the Trustee) and confirming that the related Certificates have received the Required Rating.

           (4) Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement creating such Series.

     If all the Certificates of a Series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section
5.13 must be delivered only once, prior to the authentication and delivery of the first Certificate of such Series; provided, however, that any subsequent Depositor Order to the Trustee to authenticate Certificates of such Series upon original issuance shall constitute a representation and warranty by the Depositor that, as of the date of such request, the statements made in the Officer's Certificates delivered pursuant to this Section 5.13 shall be true and correct as if made on such date.

     Section 5.14. APPOINTMENT OF PAYING AGENT. The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates of any Series. The Trustee may remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Depositor and acceptable to the Trustee, including, if and so long as any Series or Class within such Series is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each successor to act as Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that (i) it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders and (ii) it will give the Trustee notice of any default by any obligor on the applicable Series of Certificates or on the Underlying Securities. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 7.1, 7.2, 7.3, 7.5 and 7.9 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 5.14 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement other than with respect to funds paid to such Paying Agent.

     Section 5.15. AUTHENTICATING AGENT. (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor. Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 5.15 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

           (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Depositor. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. The provisions of Section 7.1, 7.2, 7.3, 7.5 and 7.9 shall be applicable to any Authenticating Agent.

           (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the Certificates described in the Trust Agreement and the related Series Supplement.

                                  ----------------------------
                                    as Authenticating Agent
                                    for the Trustee,

                                  By__________________________
                                    Authorized Officer

     Section 5.16. OPTIONAL EXCHANGE. (a) In connection with any Series, the Depositor may exchange any Certificates or all Certificates within a Class or a Series for a newly created Class or Classes of Certificates evidencing interests in the related Trust, having such terms as are provided in a Depositor Request; provided that (i) in no case shall the aggregate distributions payable on such newly created Class or Classes of Certificates exceed the aggregate distributions payable on the Certificates exchanged by the Depositor for the newly created Class of Certificates; (ii) in no case shall the issuance of such newly created Certificates adversely affect the rights or interests of Holders of Certificates not so exchanged; (iii) the Rating Agency Condition, if any, is satisfied; (iv) such exchange would not, as evidenced by an opinion of Counsel,
(a) be inconsistent with the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act and (b) cause the Trust to fail to be characterized as a grantor trust under federal income tax purposes.

           (b) Upon completion of any such exchange, new Certificates in a form mutually agreed upon by the Depositor and the Trustee shall be executed, authenticated and delivered in accordance with Sections 5.1, 5.2 and 5.3 MUTATIS MUTANDIS.

                                   ARTICLE VI

                                  The Depositor

     Section 6.1. PREPARATION AND FILING OF EXCHANGE ACT REPORTS; OBLIGATIONS OF THE DEPOSITOR. (a) The Depositor shall:

           (i) on behalf of the Trust, prepare, sign and file with the Commission, within the time period set forth below, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (collectively, "Exchange Act Reports") with respect to the Trust. The names of such Reports and the dates on which they are required to be filed with the Commission are as follows:

                (A) Form 8-K, within the time requirement prescribed by the Exchange Act if the filing of Form 8-K is necessary;

                (B) Form 10-K, within the time requirement prescribed by the Exchange Act; and

                (C) such other reports as may be required pursuant to Section 13 or 15(d) of the Exchange Act.

           (ii) deliver to the Trustee within 15 days after the Depositor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of this Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations; and

           (iii) deliver to the Trustee, which shall then transmit by mail to all Holders as described in TIA Section 313(c), in the manner and to the extent provided therein, such summaries of any information, documents and reports required to be filed by the Depositor and received pursuant to clauses (i) and (ii) of this Section 6.1(a), if any, as may be required by rules and regulations prescribed from time to time by the Commission.

           (b) The Depositor shall deliver to the Trustee, not less often than annually, an Officer's Certificate signed by an Executive Officer who is the principal executive officer, principal financial officer or principal accounting officer of the Depositor, dated as of the date set forth in the Series Supplement for such year, stating that:

           (i) a review of the activities of the Depositor during such fiscal year and of performance under this Agreement has been made under such Executive Officer's supervision; and

           (ii) to the best of such Executive Officer's knowledge, based on such review, the Depositor has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Executive Officer and the nature and status thereof. A copy of such certificate may be obtained by any Holder by a request in writing to the Depositor addressed to the Corporate Trust Office of the Trustee.

           (c) Upon any application or request by the Depositor to the Trustee to take any action under the provisions of this Agreement, which action is subject to the satisfaction of a condition precedent (including any covenants compliance with which constitutes a condition precedent), the Depositor shall furnish to the Trustee: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

           (i) a statement that such signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigations as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     Section 6.2. MERGER OR CONSOLIDATION OF THE DEPOSITOR . (a) Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Underlying Securities and to perform its respective duties under this Agreement.

           (b) The Depositor may consolidate or merge with or into any other Person, provided that:

           (i) the Person (if other than the Depositor) formed by or surviving such consolidation or merger shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance or observance of every agreement and covenant of this Agreement on the part of the Depositor, as applicable, to be performed or observed, all as provided herein and in the applicable Series Supplement or Supplements; and

           (ii) the Depositor shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental agreement comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 6.3. LIMITATION ON LIABILITY OF THE Depositor. (a) Unless otherwise expressly specified in this Agreement or a Series Supplement, the Depositor shall not be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Series Supplement or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (b) Neither the Depositor, nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The legal expenses and costs of such action and any liability resulting (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be allocated as specified in the applicable Series Supplement.

     Section 6.4. DEPOSITOR MAY PURCHASE CERTIFICATES. The Depositor may at any time purchase Certificates in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold. Certificates beneficially owned by the Depositor will be disregarded for purposes of determining whether the required percentage of the aggregate Voting Rights has given any request, demand, authorization, direction, notice, consent or waiver hereunder.

     Section 6.5. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR. Irrespective of whether the TIA shall apply to this Agreement, the Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required by TIA Section 311(a).

                                   ARTICLE VII

                             Concerning the Trustee

     Section 7.1. DUTIES OF TRUSTEE; NOTICE OF DEFAULTS. (a) The Trustee prior to the occurrence of a default under a Trust Asset Instrument and after the curing of all such defaults, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the related Series Supplement. During the period in which such a default is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

           (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments (other than the Underlying Securities) furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor and Certificateholders.

           (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

           (i) prior to the occurrence of a default under a Trust Asset Instrument, and after the curing of all such defaults, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or upon any directions or information supplied by the Depositor that conform to the requirements of this Agreement;

           (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

           (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of a given Series (or Class or group of Classes within such Series) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

           (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform;

           (v) except for actions expressly authorized by this Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Underlying Security now existing or hereafter acquired or to impair the value of any Underlying Security now existing or hereafter acquired;

           (vi) except as expressly provided in this Agreement, the Trustee shall not engage in any activity other than those required or authorized by the terms of this Agreement. In particular, after the Closing Date the Trustee shall not purchase or otherwise acquire any additional securities, modify or permit the modification of any Trust Asset Instrument or otherwise vary the investment of the Certificateholders or incur or modify any obligations, (a) except as expressly required or permitted by the terms of this Agreement or (b) unless the Trustee obtains, at the expense of the Certificateholders, an Opinion of Counsel to the effect that such acquisition, incurrence or modification will not cause the Trust (unless otherwise indicated in a related Series Supplement) to fail to be classified as a grantor trust for federal income tax purposes; and

           (vii) in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required and

            (d) The Trustee shall have the legal power to exercise all of the rights, powers and privileges of holders of the Underlying Securities in which the Certificates evidence an interest. However, neither the Trustee (except as specifically provided herein or in the TIA) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of Underlying Securities or Certificates.

           (e) Neither the Trustee nor the Depositor shall have any obligation on or with respect to the Underlying Securities, except as provided in this
Article VII with respect to the Trustee; and their respective obligations with respect to Certificates shall be solely as set forth in this Agreement.

           (f) If there is an event of default (as defined in the indenture or other document pursuant to which the Underlying Securities were issued) with respect to any Underlying Security and written notice of such default has been provided to the Trustee or if a payment default with respect to any Underlying Security has occurred, the Trustee shall promptly give notice to the Depositor or, if the Certificates are Definitive Certificates, directly to Holders thereof as provided in Section 9.5 hereof (and in the manner and to the extent provided in TIA Section 313(c)) within 90 days after such event of default occurs. Such notice shall set forth (i) the identity of the Underlying Securities, (ii) the date and nature of such default, (iii) the face amount of the obligation to which such default relates, (iv) the identifying numbers of the Series and Class of Certificates, or any combination, as the case may be, evidencing the obligations (or portions thereof) described above in clause (iii), and (v) any other information which the Trustee may deem appropriate. Except in the case of a default in payment of principal or interest (including payments pursuant to a redemption of any Certificate), the Trustee may withhold the notice to Holders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

           (g) Holders of Certificates shall have no recourse against the Depositor or the Trustee for payment defaults on the Underlying Securities.

     Section 7.2. CERTAIN MATTERS AFFECTING THE TRUSTEE. (a) Except as otherwise provided in Section 7.1:

           (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (ii) the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

           (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein, shall relieve the Trustee of the obligations upon the occurrence of a default under a Trust Asset Instrument (that has not been cured or waived) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs;

           (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (v) prior to the occurrence of any default under a Trust Asset Instrument and after the curing of such defaults, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the affected Series (or Class or Classes within any such Series), as specified by the applicable Series Supplement; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

           (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for such persons' actions if it has selected such persons with reasonable care; and

           (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Certificate Account or Reserve Account at the direction of the Depositor pursuant to Section 3.4.

           (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series (or Class within such Series), or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     Section 7.3. TRUSTEE NOT LIABLE FOR RECITALS IN CERTIFICATES OR UNDERLYING SECURITIES. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates). Except as set forth in Section 7.12, the Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates of any Series (other than the signature and authentication on the Certificates) or of any Underlying Security or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates.

     Section 7.4. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     Section 7.5. TRUSTEE'S FEES AND EXPENSES; INDEMNIFICATION; UNDERTAKING FOR COSTS. (a) The Trustee shall be entitled to receive [from the Depositor or an affiliate of the Depositor] as compensation for the Trustee's services hereunder, trustee's fees [pursuant to a separate agreement between the Trustee and the Depositor] [payable from distributions on the Underlying Securities in the amounts and in the manner specified in the applicable Series Supplement], and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless the Trustee and its successors, assigns, officers, directors, employees, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder; the disclosure by the Depositor with respect to the Underlying Securities except where such information is based on erroneous information from the Trustee; any registration statement of the Certificates of any Series under the Securities Act; registration of the arrangement created by this Agreement under the Investment Company Act; any failure by the Depositor to file Exchange Reports on behalf of the Trust as may be required; and any defect in the rights of the Trust to the Underlying Securities arising under a breach of warranty by the Depositor made pursuant to
Section 2.4 hereof. The Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. In the absence of actual knowledge of a Responsible Officer that a tax filing signed by the Trustee on behalf of the Trust pursuant to Section 7.14 is incorrect, the execution of such a filing shall not be deemed to be willful misconduct, negligent or in bad faith. The indemnities contained in this Section 7.5(a) shall survive the resignation or termination of the Trustee or the termination of this Agreement.

           (b) Failure by the Depositor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under this Agreement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee in its individual capacity.

           (c) All parties to this Agreement agree, and each Holder of any Certificate by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Agreement, or in any Proceeding against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 7.5(c) shall not apply to:

           (i)  any Proceeding instituted by the Trustee;

           (ii) any Proceeding instituted by any Holder, or group of Holders, in each case holding in the aggregate Outstanding Certificates representing more than 10% of the Voting Rights; or

           (iii) any Proceeding instituted by any Holder for the enforcement of the payment of principal or interest on or after the respective due dates expressed in such Certificate and in this Agreement (or, in the case of redemption, on or after the redemption date).

     Section 7.6. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. (a) The Trustee shall at all times satisfy the requirements of TIA Section 310(a) and Section (a)(4)(i) of Rule 3a-7. The Trustee hereunder shall at all times be a corporation which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor with respect to the Underlying Securities with respect to such Series of Certificates and their respective Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. Such corporation or association must be rated in one of the four highest rating categories by the Rating Agency.

           (b) The Trustee shall comply with Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1), any Series Supplement under which other securities are outstanding evidencing ownership interest in obligations of the Underlying Securities Issuer if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

           Section 7.7. RESIGNATION OR REMOVAL OF THE TRUSTEE. (a) The Trustee may, with respect to any Series of Certificates, at any time resign and be discharged from any trust hereby created by giving written notice thereof to the Depositor, the Rating Agency and to all Certificateholders of such Series. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee for such Series by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to such Certificateholders by the Depositor. If no such successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for such Series.

           (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 7.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Depositor.

           (c) The Holders of Certificates of any Series representing the Required Percentage--Removal of Trustee of the aggregate Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact and duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Certificateholders by the Depositor.

           (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 7.8.

     Section 7.8. SUCCESSOR TRUSTEE. (a) Any successor trustee appointed as provided in Section 7.7 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder (either with respect to a given Series of Certificates or with respect to all Certificates issued under this Agreement), with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.6.

           (b) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall transmit notice of the succession of such trustee hereunder to all Holders of Certificates and to the Rating Agency in the manner provided in Section 7.7.

     Section 7.9. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 7.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust for a given Series may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of such Trust, and to vest in such Person or Persons, in such capacity, such title to such Trust, or any part thereof, and, subject to the other provisions of this Section 7.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee or co-trustees or separate trustee or trustees shall be required under Section 7.8 hereof. Notwithstanding anything contained herein to the contrary, the appointment of a co-trustee pursuant to this Section 7.10 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

           (b) In the  case  of any  appointment  of a  co-trustee  or  separate trustee pursuant to this Section 7.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to such Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

           (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

           (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 7.11. APPOINTMENT OF OFFICE OR AGENCY. As specified in a Series Supplement, the Trustee shall appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates of the related Series and this Agreement may be served.

     Section 7.12. REPRESENTATIONS AND WARRANTIES OF Trustee. The Trustee represents and warrants that:

           (i) the  Trustee  is duly  organized,  validly  existing  and in good
      standing  under  the  laws  of  its   jurisdiction  of   incorporation  or
      association;

           (ii) neither the execution nor the delivery by the Trustee of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will violate its charter documents or by-laws; and

           (iii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein and in each Series Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

     Section 7.13. TRUSTEE TO ACT ONLY IN ACCORDANCE WITH THIS AGREEMENT OR PURSUANT TO INSTRUCTIONS OF Certificateholders. The Trustee shall only take such action or shall refrain from taking such action under this Agreement as directed pursuant to a specific provision of this Agreement or, if required hereunder, by all the Certificateholders, and the Trustee shall not otherwise act in respect of the Trust; provided, however, that the Trustee shall not be required to take any such action if it reasonably determines, or receives, at the expense of the Certificateholders, an Opinion of Counsel (with copies thereof delivered to the Certificateholders and the Depositor), that such action (i) is inconsistent with the purpose of the Trust set forth in Section 2.7 or contrary to the terms hereof.

     Section 7.14. ACCOUNTING AND REPORTS TO CERTIFICATEHOLDERS, INTERNAL REVENUE SERVICE AND OTHERS. The Trustee shall (a) maintain the books of the Trust on a calendar year basis on the cash method of accounting, (b) after the close of each calendar year, deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information for such year as may be required to enable each Certificateholder to prepare its federal income tax returns, (c) cause independent public accountants to prepare such tax returns relating to the Trust, execute and file such returns and make such elections, as may from time to time be directed by the Depositor, under any New York State, New York City or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as other than an association taxable as a corporation for federal income tax purposes, (d) cause such tax returns to be signed on behalf of the Trust in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Subsection 4.3 with respect to income or distributions to Certificateholders.

                                  ARTICLE VIII

                                   Termination

     Section 8.1. TERMINATION UPON PURCHASE OR LIQUIDATION OF ALL UNDERLYING SECURITIES. (a) The respective obligations and responsibilities under this Agreement of the Depositor and the Trustee (other than the obligations of the Trustee to make distributions to Holders of the Certificates of any given Series as hereafter set forth) shall terminate (subject to surviving rights of indemnity) upon the distribution to such Holders of all amounts held in all the Accounts for such Series and required to be paid to such Holders pursuant to this Agreement on the Distribution Date coinciding with or following the earlier to occur of (i) if and as provided in the Series Supplement for such Series, the purchase by, and at the sole option of the Depositor, as provided in the Series Supplement for such Series, of all remaining Underlying Securities for such Series in the Trust for such Series on any Distribution Date, provided that such option may be exercised only if the aggregate principal amount of such Underlying Securities at the time of any such purchase is less than 10% (or such other percentage as may be specified in such Series Supplement) of the aggregate principal amount of all Underlying Securities deposited in such Trust as of the applicable Cut-off Date and (ii) the final payment on, In-Kind Distribution or other liquidation (which may include redemption or other purchase thereof by the applicable Underlying Securities Issuer) of the last Underlying Security remaining in the Trust for such Series or the disposition of all property acquired upon foreclosure or liquidation of any such Underlying Security; provided, however, that in no event shall the trust created hereby continue to exist if such continued existence would violate any applicable common-law or statutory Rule Against Perpetuities.

           (b) The Depositor shall exercise its option to purchase all the Underlying Securities remaining in the Trust pursuant to clause (i) of Section 8.1(a) not later than 91 days prior to the anticipated date of purchase of all such Underlying Securities, at a price as may be specified in the applicable Series Supplement; provided, however, that such price shall not be less than the then outstanding aggregate principal amount of such Underlying Securities as determined on the date of purchase. The proceeds of such purchase will be deposited into the Certificate Account and applied in the same manner and priority that collections on Underlying Securities would be applied as provided in the applicable Series Supplement.

           (c) Written notice of any termination shall be provided as set forth in Section 9.5.

           (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Scheduled Final Distribution Date, or the Distribution Date coinciding with or next following the earlier to occur of the occurrences specified in clauses (i) and (ii) of Section 8.1(a), with respect to the applicable Series of Certificates, the Trustee shall distribute to each Holder presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.1 in respect of the Certificates so presented and surrendered, if not in connection with the purchase by the Depositor of all the Underlying Securities. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 8.1 and Section 4.1 hereof. Immediately following the deposit of funds in trust hereunder, the Trust for such Series shall terminate.

                                   ARTICLE IX

                            Miscellaneous Provisions

     Section 9.1. AMENDMENT. (a) This Agreement may be amended from time to time by the Depositor and the Trustee without notice to or the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; (ii) to add or supplement any Credit Support for the benefit of any Certificateholders; (iii) to add to the covenants, restrictions or obligations of the Depositor or the Trustee for the benefit of the Certificateholders; (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement;
(v) to comply with any requirements imposed by the Code; (vi) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than the Chase Manhattan Bank, as Trustee for a Series of Certificates, and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the separate Trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.1 hereof; (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Certificates of one or more Series or to add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder; or (viii) to provide for the issuance of new Certificates issued pursuant to Section 5.16 hereof; so long as (x) any such amendment described in (i) through (viii), but not (vi), will not, as evidenced by an Opinion of Counsel, cause the Trust (unless otherwise specified in a related Series Supplement) to fail to be characterized as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for federal income tax purposes and (y) the Trustee has received an Officer's Certificate from the Depositor that such amendment will not have a material adverse effect on any Class of Certificateholders.

           (b) Without limiting the generality of the foregoing, with respect to any Series, this Agreement may also be modified or amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates representing the Required Percentage--Amendment of the aggregate Voting Rights of each Class voting as a Class, of those Certificates to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or alter the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the unanimous consent of the Holders of such Certificates, (ii) adversely affect in any material respect the interests of the Holders of any Series (or Class within such Series) of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Series or Class evidencing not less than the Required Percentage--Amendment of the aggregate Voting Rights of such Series or Class or (iii) reduce the percentage of aggregate Voting Rights required by
(ii), as described in (ii), without the consent of the Holders of all Certificates of such Series or Class then Outstanding; and provided further


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that (x) the  Depositor  shall  furnish  to the  Trustee  an  Opinion of Counsel
(unless otherwise indicated in a related Series Supplement) stating that, in the opinion of such counsel, any such amendment would not cause the Trust to fail to be characterized as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for federal income tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency rating such Certificates to reduce or withdraw the then current rating thereof. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 9.1, Certificates registered in the name of the Depositor, or any Affiliate thereof, shall be entitled to Voting Rights with respect to matters affecting such Certificates. Notwithstanding any other provision of this Agreement, this Section 9.1(b) shall not be amended without the unanimous consent of the Holders of all such Certificates.

           (c) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series or Class and to the Rating Agency. It shall not be necessary for the consent of Certificate-holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 9.2. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 9.3. LIMITATION ON RIGHTS OF Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement   or  the  Trust,   nor   entitle   such   Certificateholder's   legal
representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of then.

           (b) No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           (c) No Certificateholder of a given Series shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of breach and of the continuance thereof and unless also the Holders of Certificates of such Series evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable indemnity referred to above. It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Holders of Certificates of such Series shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series. For the protection and enforcement

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of the  provisions of this  Section,  each and every  Certificateholder  and the
Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 9.4. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York without regard to principles of conflicts of law.

     Section 9.5. NOTICES. All directions, demands and notices hereunder shall be in writing and shall be delivered as set forth in the applicable Series Supplement. Any notice required to be provided to a Holder of a Certificate shall be given by first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

     Section 9.6. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 9.7. NOTICE TO RATING AGENCY. The Trustee shall use its best efforts promptly to provide notice to each Rating Agency, with a copy to the Depositor, with respect to each of the following of which any of its Responsible Officers has actual knowledge:

           (i)  any change or amendment to this Agreement;

           (ii)  the resignation or termination of the Trustee;

           (iii) the repurchase or substitution of Underlying Securities, if any, pursuant to Section 2.3;

           (iv) the final payment to Holders of the  Certificates  of any Class;
      and

           (v) any change in the location of the Certificate Account.

Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified in the applicable Series Supplement.

     Section 9.8. GRANT OF SECURITY INTEREST. It is the express intent of the parties hereto that each conveyance of any Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC as in effect from time to time in the State of New York, or such other State as may be specified in the related Series Supplement; (2) the conveyance provided for in Section 2.1 hereof shall be deemed to be a grant by the Depositor to the Trustee of a first priority security interest in all the Depositor's right, title and interest in and to such Underlying Securities and all amounts payable to the holders of such Underlying Securities in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the applicable Certificate Account, whether in the form of cash, instruments, securities or other property;
(3) the obligations secured by such security agreement shall be deemed to be all the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to such Underlying Securities and the applicable Trust; and (4) notifications to persons holding such property,

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and  acknowledgments,  receipts  or  confirmations  from  persons  holding  such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Underlying Securities and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause
(3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto
intend  the  Grant  pursuant  to  Section  2.1  to  be  a  true,   absolute  and
unconditional sale of the Underlying Securities and assets constituting the applicable Trust by the Depositor to the Trustee. The Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Underlying Securities, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for so long as any of the Underlying Securities remain outstanding. Without limiting the generality of the foregoing, the Depositor, shall file, or shall cause to be filed, all filings identified by the Depositor to be necessary to maintain the effectiveness of any original filings identified by the Depositor to be necessary under the UCC as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Underlying Securities, including (x) continuation statements and (y) such other statements as may be occasioned by (1) any change of name of the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Depositor or (3) any transfer of any interest of the Depositor in any Underlying Security.

     Section 9.9. NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement, each of the Trustee (including any Co-Trustee), any agent (including the Authenticating Agent, the Calculation Agent and the Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the earlier of a Trust Termination Event or the Scheduled Final Distribution Date, as defined in the related Series Supplement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

     Section 9.10. NO RECOURSE. Provided that there exists no default on the Underlying Securities, neither the Trustee (including any Co-Trustee), any agent (including the Authenticating Agent, the Calculation Agent and the Paying Agent) nor the Depositor shall have any recourse to the Underlying Securities, except as specifically provided in the related Series Supplement.

     Section 9.11. ARTICLE AND SECTION REFERENCES. All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

     Section 9.12. CONFLICT WITH TRUST INDENTURE ACT.

           (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Agreement by any of the provisions of the TIA, such required provision shall control.

           (b) The provisions of the TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

           (c) Except as expressly provided in this Agreement, all provisions specifically referencing the TIA shall be inapplicable until such time as this Agreement is qualified under the TIA.



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           IN WITNESS  WHEREOF,  the Depositor and the Trustee have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, in each case as of the day and year first above written.

                               PRUDENTIAL SECURITIES STRUCTURED
                               ASSETS, INC., a Delaware
                               corporation, as Depositor

                               By:_____________________________
                                   Authorized Signatory

                               THE CHASE MANHATTAN BANK,
                               a New York banking corporation, as
                               Trustee

                               By:_______________________________
                                   Vice President